UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Amendment No. 3 to
FORM 10-SB

GENERAL FORM FOR REGISTRATION OF SECURITIES
OF SMALL BUSINESS ISSUERS
Under Section 12(b) or (g) of The Securities Exchange Act of 1934

EWRX INTERNET SYSTEMS INC.
(Name of Small Business Issuer in its charter)

Nevada	98-0117139
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

4950 Yonge St. Suite 910, Toronto, Ontario, Canada	M2N 6K1
(Address of principal executive offices)	(Zip Code)

Issuer’s telephone number: (416) 298 9606

Securities to be Registered Under Section 12(b) of the Act: None

Securities to be Registered Under Section 12(g) of the Act:

Common Stock
100,000,000
$.0001 Par Value

Preferred Stock
500,000
$0.001
(Title of Class)

PART I

ITEM 1. DESCRIPTION OF BUSINESS

(a) Business Development

EWRX Internet Systems Inc. (the “Company,” “Registrant” or “ EWRX”) was incorporated in the State of Nevada on June 25, 1997. The Common Stock of the Company traded on the OTC Bulletin Board (“OTCBB”) under the trading symbol “EWRX” until October 18, 1999 when they traded under the symbol “EWRXE.” The “E” was added by the National Association of Securities Dealers Inc. (“NASD”) to reflect the Company’s inability to meet NASD requirements for listing on the OTCBB. On November 17, 1999, the Company’s stock began trading on the “pink sheets” under the symbol “EWRX.” Prior to 1999, the Company’s sole business was in the Resource Sector. The Company was known as Europa Resources Inc and was held in a joint venture with a private Ukraine company whose primary business purpose was the development and production of industrial garnets for abrasive applications (the “Joint Venture”).

In the fourth quarter of 1998, the Company elected to abandon the Joint Venture which represented substantially all of the Company’s assets at the time. EWRX was able to recover 2,000,000 shares it used as part of the purchase arrangement for the Joint Venture and subsequently wrote off and closed all of its’ subsidiary operations.

Effective January 27, 2000, the Company re-listed its common stock on the OTCBB, following clearance of its form 10-SB by the SEC. This listing was revoked by the SEC by Administrative Order dated August 28, 2006.

EWRX now wishes to re-list its Company and has commissioned an audit of the Company’s books and records. This audit is effective through December 31, 2006. EWRX is in compliance with the requirements of registration in the State of Nevada. The Corporate Number (EWRX) in Nevada is; C13672-97, EWRX has arranged for local representation through an approved agent by the name of; “Corporate Trust Company of Nevada”, 6100 Neil Road (STE500), Reno, NV 89511.

The current management acquired EWRX through EWRX’s interest in acquisition of software owned by Navitex Canada Inc. (“Navitex”). In the latter part of April 2002, the principles of EWRX suggested that Navitex Canada Inc. became the majority shareholders of EWRX through the issuance of shares for consideration of debt owed to Navitex under an agreement to purchase software called Instant Recall and owned by Navitex. As a result of this agreement, the current management took over the controlling interest of EWRX.

The Company had accumulated a very large outstanding debt and had no tangible assets, other than the software it had acquired from Navitex. The new management focused the majority of its efforts on reducing the Company’s outstanding debt which contributed to a delay in bringing the software to market and the Company’s records up to date. By the Spring of 2005, the Company was finally stabilized and in a position to move ahead with its plans to market it’s software and begin bringing its financial statements up to date and preparing for anticipated demand for its software.

As a result of development in the marketplace it became necessary for the Company to spend a very considerable amount of time bringing its software to the next stage of development. The Sata mother boards were becoming a market consideration and to remain abreast of the competition we were required to develop our software to meet this demand. This of course took time away from other considerations and delayed our market penetration.

In the early part of 2006, the Company was able to bring its operations into a current state and commission an audit of its affairs. The result of these audits was the filings the Company made on December 5, 2006. This filing was later withdrawn as it was filed in form 10SB-12(b) instead of 10SB-12(g). Several other deficiencies in this filing were noted as well, which required correction. The Company has re-filed its 10SB-12(g) and is in the process of answering questions arising from this filing.

In April 2006, without the Company’s knowledge, iMusic contacted our transfer agent and registered new directors, officers and a transfer agent for EWRX. When the management of EWRX became aware of iMusic actions the SEC was notified and advised that these actions were without the Company’s knowledge or approval. While investigating this matter, EWRX’s transfer agent was contacted. It was discovered that the agent knew of the iMusic action but did not advise anyone at the Company. The State of Nevada was contacted as well. It was at this time that management discovered that. iMusic perpetrated this fraud.

On July 26, 2006 the Commission announced the temporary suspension of the Companies Securities. This notice was sent to the Company by the Commission. The Company never received this notice. By the time the Company became aware of this action, the Commission had issued on August 28, 2006 an order revoking EWRX Internet Systems Inc. registration.

EWRX has not been involved in any bankruptcy, receivership or similar proceeding. In addition, other than the transactions discussed above, EWRX has not had any material reclassification, merger, consolidation, or purchase or sale of a significant amount of assets not in the ordinary course of business.

(b) Business of Issuer

EWRX is a development stage company in the software development and marketing industry. The Company has been in negotiations with Navitex Canada Inc. (“Navitex”) to acquire the software developed under the trade name “Flashback.” In November 2001, EWRX began negotiations with Navitex to acquire the software developed by Navitex for recovery and restoration of lost and or corrupted files on computers with Windows operating systems. These negotiations culminated in a contract for the purchase being signed on November 08, 2001. The financial terms of the agreement could not be met by EWRX and as a result there were several revisions and changes to the original agreement. On or about April 15, 2002, the then-Board of Directors proposed that to settle the Navitex debt and avoid any legal action by Navitex that an accommodation be made giving Navitex shareholders control of EWRX in settlement of any responsibility to Navitex.

The offer was accepted by the shareholders of Navitex, who took over the operational control of the Company. Navitex negotiated another contract with EWRX for software formerly called Flashback but now called “Instant Recall.” This software will help EWRX establish a sales and marketing team in the industry. EWRX is also negotiating for proven software in the educational resource sector. If successful, this would be a very desirable development for the Company as well. While EWRX is a relative newcomer to this industry, management believes that with the right product and the support of an experienced group in the distribution and sales fields, the Company will be able to penetrate the marketplace. The industry is receptive to “proven” new products and where the product has unique features, it has an interest in testing the product to prove the potential.

The limited business operations of the Company, currently involve its development of the software market for the product Instant Recall and the further opportunities that may present themselves in this business sector. The only other activity to be conducted by the Company is to maintain its good standing in the State of Nevada and to seek out and investigate the acquisition of any viable business opportunity by purchase and exchange for securities of the Company or pursuant to a reorganization or merger through which securities of the Company will be issued or exchanged.

(1). Principle Products and Services

The Company holds the rights to “Instant Recall” a software product designed for security of the operating system of computers. The major features of the product are the ability to recover data that may have been lost or corrupted and the speed at which it can do so. It is designed to operate on Windows operating systems from Windows 95 to and including Windows XP. The product has been in a constant state of development and innovation since it was acquired by the Company. The most recent is the refinement for the Sata drives that have become so popular in the OEM markets. “Instant Recall” is a unique and essential piece of software for the OEM manufacturers. It uses a very limited amount of space on the hard drive, is fast and it protects the computer from “crashing.”

Instant Recall is a Windows -based operating system recovery and restore program that allows the user to restore the computer to the position before a problem was encountered. It does not require a second hard disk or external backup device. It does not consume extra space on the same hard drive. Instant Recall protects against crashes, mistakes and virus attacks by restoring the operating system, all application programs, critical files and data. This is done in less than a minute. It offers a much different approach to fix a computer’s problems. Even when the operating system is down and not bootable, Instant Recall can still run and restore. Instant Recall does not require a second hard disk or external backup device and also does not consume extra space on the same hard drive and it minimizes the impact of the hard disk when hit by viruses and also restores the hard disk to the previous stage prior to the virus attack (provided that the save copy is virus free). Any infection or non-physical damage to the hard disk is reversed by Instant Recall.

Instant Recall is great for publicly used computers such as schools, libraries and internet cafes. It is also suitable for government agencies and small to large corporate users where all users use their PCs as workstations that run from a network and store data on servers.

For example, in a library or a school, if one or more users corrupted the system, it is difficult to clean up and restore to a perfectly running status. But with Instant Recall, it will only take a few seconds to retrieve the systems and the data back to a clean system. Another example would be in a business environment; if a PC is down (an almost daily occurrence), it would usually take an IT person hours to repair. As a result, this downtime can end up being very costly to the company. With Instant Recall, the staff or the IT person can fix it within seconds.

The market for “Instant Recall” is primarily the OEM and related industries. Although a substantial after market exists it is more costly to penetrate and less structured. The Company, however, believes that it may be worthwhile to enter either or both of the retail and consumer market places.

(2). Distribution methods of the products or services

In the OEM markets, the Company’s product is distributed by courier service or overland freight. The product is not subject to any weather or other related concerns, is light and very durable once packed in a bulk container or shipping box. Orders are processed at the point of manufacture and are shipped direct to the end user.

(3). Status of any publicly announced new product or services

The Company has not announced any new product of service.

(4). Competitive business conditions and the small business issuer’s competitive position in the industry and methods of competition

While the software industry is a very large and well developed industry and dominated by multi-national players, the niche markets are still very much open to new players. Software that meets specific requirements and has certain unique features is sought after by manufacturers and others looking for a competitive advantage. “Instant Recall” can fill that requirement and remain competitive in the retail marketplace. The Company is continuing to monitor the competition and its overall position therein, with an eye to capitalizing on any available opportunity.

(5). Sources of availability of raw materials and the names of principal suppliers

The Company does not have and its business does not rely on raw materials. The Company does not have any sources or contacts that provide raw materials.

(6). Dependence on one or a few major customers

The Company has not established a customer base at this time, save for the contacts available to it from the continuance of business developed by Navitex Canada Inc. These contacts will need to be nurtured and established by personal contact and sales by EWRX personnel. The Company will be dependent upon the goodwill currently developed by Navitex and the skill and determination of it’s sales staff for its entry into the market and no assurance can be asserted that EWRX will be successful in the development of that business.

(7). Patents, Trademarks, licenses, franchises, concession, royalty agreements or labor contract, including duration

The company intends to apply for patents on its software product “ Instant Recall” in the near future.

(8). Need for any governmental approval of principal products or services

There is no need for any governmental approval of the Company’s products or services.

(9). Effect of existing or probable governmental regulations on the business

There is currently no governmental regulations on the business.

(10). Estimate of the amount spent during each of the last two fiscal years on research and development activities, and if applicable the extent to which the cost of such activities are borne directly by customers

While most of the cost of research for “Instant Recall” was expended in previous years by Navitex, the Company has continued to support the requirement to remain in a competitive position. These expenditures were supported by one of the principles and as such were not reported as research and development. These expenditures amounted to approximately $25,000.00 per annum.

(11). Costs and effects of compliance with environmental laws (federal, state and local)

The Company has not incurred any costs associated with compliance with environmental laws and does not expect to have any costs related to environmental laws. The product carries no risk to the public and has no environmental consequences. Management does not therefore anticipate any interference with its activities from this standpoint.

(12). Number of total employees and number of full time employees

The Company does not have any paid employees at this time.

RISK FACTORS

Our business, financial condition and operating results are subject to a number of risks, both those that are known to us and identified below and others that may arise from time to time. These risks could cause our actual results to differ materially from those suggested by forward-looking statements in this document and elsewhere, and may adversely affect our business, financial condition or operating results. If any of those risks should occur, moreover, the trading price of our securities could decline, and investors in our securities could lose all or part of their investment in our securities. These risks should be carefully considered in evaluating our company and our prospects. The material below summarizes certain risks and is not intended to be exhaustive.

We are a development stage company and our success is subject to the substantial risks inherent in the establishment of a new business venture.

We are a development stage company and our intended business and operations are subject to all of the risks inherent in the establishment of a new business venture. Any future success we might enjoy will depend upon many factors, many of which may be beyond our control, or which cannot be predicted at this time. We may encounter unforeseen difficulties or delays in the implementation of our plan of operations which could have a material adverse effect upon our financial condition, business prospects and operations and the value of an investment in our company.

We have a history of losses, we expect to incur losses in the future, and our auditors have expressed doubt as to our ability to continue as a going concern.

We have no significant assets and have generated limited revenues from operations. We have incurred net losses since commencing business, and we expect to incur substantial additional operating losses as a result of expenditures related to research and product development activities. The timing and amounts of these expenditures will depend upon many factors, some of which are beyond our control. As a result, we anticipate that we will continue to incur losses for the foreseeable future. We may never generate material revenues or achieve profitability and, if we do achieve profitability, we may not be able to maintain profitability.

We need additional capital.

We will require additional financing to implement our business plan and to cover unanticipated expenses. The timing and amount of any such capital requirements cannot be predicted at this time. There can be no assurance that any such financing will be available on acceptable terms, or at all. If financing is not available on satisfactory terms or at all, we may be unable to expand at the rate desired or we may be required to significantly curtail or cease our business activities. If additional funds are raised through the issuance of equity or convertible debt securities, the percentage ownership of our shareholders will be reduced and such securities may have rights, preferences and privileges senior to those of the common stock. If capital is raised through a debt financing, we would likely become subject to restrictive covenants relating to our operations and finances.

We face significant competition and may not be able to successfully compete.

Our current and future competitors are likely to have substantially greater financial, technical and marketing resources, larger customer bases, longer operating histories, more developed infrastructures, greater brand recognition, and more established relationships in the industry than we have, each of which may allow them to gain greater market share. As a result, our competitors may be able to develop and expand their offerings more rapidly, adapt to new or emerging technologies and changes more quickly, take advantage of acquisitions and other opportunities more readily, achieve greater economies of scale and devote greater resources to the marketing and sale of their technology and products than we can. There can be no assurance that we will successfully differentiate our current and proposed technology and products from the technologies and products of our competitors, that the marketplace will consider our technology and products to be superior to competing technologies and products, or that we will be able to compete successfully with our competitors.

Our business is subject to factors outside our control.

Our business may be affected by a variety of factors, many of which are outside our control. Factors that may affect our business include:

  the success of our research and development efforts;
  competition;
  our ability to attract qualified personnel;
  the amount and timing of operating costs and capital expenditures necessary to establish our business, operations, and infrastructure;
  governmental regulation; and
  general economic conditions as well as economic conditions specific to the mobile technology industry.

Our business is dependent upon our executive officers, and our ability to attract and retain other key personnel.

Our success is dependent in large part on the continued employment and performance of Jessica Wang, Elwin Cathcart and Liming Wang, our President, Vice-President, Secretary and Treasurer, as well as other key management and operating personnel. The loss of any of these persons could have a material adverse effect on the business. We do not have key person life insurance on any of our employees.

Our future success also will depend upon our ability to retain existing key personnel, and to hire and to retain additional qualified technical, engineering, scientific, managerial, marketing, and sales personnel. The failure to recruit such personnel, the loss of such existing personnel, or failure to otherwise obtain such expertise would have a material adverse effect on our business and financial condition.

Our ability to protect our patents and other proprietary rights is uncertain, exposing us to the possible loss of competitive advantage.

Our intellectual property rights are important to our business. Currently, there are limited safeguards in place to protect our intellectual property rights, and the protective steps we intend to take may be inadequate to deter misappropriation of those rights. We intend to file patent applications. If a particular patent is not granted, the value of the invention described in the patent would be diminished. Further, even if these patents are granted, they may be difficult to enforce. Efforts to enforce our patent rights could be expensive, distracting for management, unsuccessful, cause our patents to be invalidated, and frustrate commercialization of products. Additionally, even if patents are issued, and are enforceable, others may independently develop similar, superior, or parallel technologies to any technology developed by us, or our technology may prove to infringe upon patents or rights owned by others. Thus, the patents held by us may not afford us any meaningful competitive advantage. Our inability to maintain our intellectual property rights could have a material adverse effect on our business, financial condition and ability to implement our business plan. If we are unable to derive value from our intellectual property, the value of your investment in us will decline.

ITEM 2. Management’s Discussion and Analysis or Plan of Operation

The following plan of operation provides information which management believes is relevant to an assessment and understanding of our results of operations and financial condition. The discussion should be read along with our financial statements and notes thereto. Because we have not generated significant revenues, we intend to report our plan of operation below.

The following discussion and analysis contains forward-looking statements, which involve risks and uncertainties. The Company’s actual results may differ significantly from the results, expectations and plans discussed in these forward-looking statements.

(a) Plan of Operation

Over the next 12 to 15 months, the Company plans to develop the marketing of their software “Instant Recall” to the OEM markets in North America. The Company has developed significant interest in its product to date and intends to capitalize on that interest, while exploring new and expanded opportunities. The Company has also developed substantial business contacts and relationships in China. Several complimentary products and opportunities exist in this market that would be of interest to EWRX in its pursuit of developing an expanded line of software products to round out its product line.

Although, the Company will be in need of financing to carry out its plan of operation, it intends to raise the capital needed to accomplish its business plan from interested parties, management and existing shareholders. While raising capital is always subject to many uncertainties, we believe that, with the demand anticipated for our product, financing will be available to meet our requirements. It is not anticipated that we will have to invest any further significant funds, or support any substantial funding on research or development for Instant Recall. The Company operations do not require manufacturing of any kind and therefore we do not anticipate any need to purchase equipment of any significance.

Our need for any change in staffing is not anticipated for the immediate future. We will however require some paid and full time staff as the marketing and sales efforts begin to take shape. It is expected that clerical and office personnel will be required after the first quarter of 2008. We will, as required, employ a senior sales person to respond to clients requirements for service. Other sales and marketing personnel will be acquired as the sales dictate.

(b) Management’s Discussion and Analysis of Financial Condition and Results of Operations.

The Company has been in a state of reorganization and development over the past two years. We believe that this period was important to the business operations because it provided time for consolidation and integration into the market. The Company continues to experience financial deficiencies that have been a source of constant concern over this and previous periods in its operations. As a result the Company has been unable to reach some of the goals that had been set for its development.

The Company believes it is now in a position to begin to capitalize on its previous experience. We are looking forward to a very productive and stimulating period of development. Not only do we have great expectations for our product Instant Recall, but also for the prospects of additional software and other business developments from our contacts in Hong Kong and China. These relationships will also help the Company address its financial goals and objectives, both from an earnings standpoint as well as from an investment standpoint.

The marketplace is in a state of flux, and, continues to require constant evaluation in terms of opportunity and reward because needs change and competition for the opportunity is always present. Over the last two years, the Company has been consolidating its business operations, developing its software and preparing for the opportunities that it believes are now present. The global markets are expanding at an unprecedented pace and the Company believes that it is in the right place at the right time to take advantage of these conditions. Of course there are always uncertainties and unexpected developments to contend with, and there can be no assurance that the Company will be able to overcome all of the circumstances confronting it. The Company will, however, do everything possible to meet these challenges and realize its goals. EWRX financial requirements over the next fiscal year are dependent, to a major extent, on the speed at which development occurs in the emerging markets. We will continue to monitor this situation closely. As our situation matures, the requirements will become clearer.

REASON FOR MANAGEMENT PROCEEDING WITH ITS EFFORTS TO REGISTER UNDER THE EXCHANGE ACT AND ESTIMATE OF COST OF COMPLIANCE

The Management and Board of Directors of EWRX desires to register EWRX under the Exchange act because they intend to use this status to attract certain business enterprises and for potential investment and capital raising purposes. Unfortunately, EWRX has been hampered in its attempt to become compliant due to the circumstances that the Company has found itself in over the past year or 18 months.

EWRX estimates that it will incur approximately $35,000 to $50,000 per annum to remain compliant. Most recently, these costs have been borne by the principles and Management will continue to do so until such time as the Company is in a position to carry that responsibility through sales of its products and services or funding from investment.

ITEM 3. Description of Property

The Company has no property or business. Its principal executive office address is the business office address of its accountant and Venture Strategists. This address is provided to the Company at no cost. Because the Company has no business, its activities have been limited to maintaining it’s standing in the State of Nevada and, recently, with preparing this Registration Statement and the accompanying financial statements. These activities have consumed the majority of management’s time. Accordingly, the costs in providing the use of its office have been minimal.

Once EWRX has sufficient cash flow to justify hiring full or part time staff, it will seek a permanent office location to conduct its business activities.

ITEM 4. Security Ownership

The following chart reflects the security ownership of all beneficial owners owning more than five percent (5%) of any class of the small business issuer’s voting securities.

(1) Title of Class	(2) Name and Address of Beneficial Owner	(3) Amount and Nature of Beneficial Owner	(4) Percent of Class
Common	Navitex Canada Inc.*	73,873,733	73.873733%

* Navitex Canada Inc. is beneficially owned by Mrs. Jessica Q. Wang/Price, an Officer and Director of EWRX Internet Systems Inc. There are no agreements in place or contemplated that would cause Navitex to engage in any activity that would affect the conduct of the day to day business of, or change control, of EWRX.

The following chart reflects the security ownership of management as to each class of equity securities of the registrant or any of its parents or subsidiaries other than directors’ qualifying shares, beneficially owned by all directors and nominees:

(1) Title of Class	(2) Name and Address of Beneficial Owner	(3) Amount and Nature of Beneficial Owner	(4) Percent of Class
-	-	-	-

ITEM 5. Directors and Officers

The following chart lists all of the Directors of the Company and their respective ages, position and term of service.

Name	Age	Position	Term
Jessica Q. Wang	44	Director	Nov 2001 – Present
Elwin Cathcart	81	Director	Aug 2007 – Present
Liming Wang	46	Director	Feb 2003 - Present

The following chart lists all of the Officers of the Company and their respective ages, position and term of service.

Name	Age	Position	Term
Jessica Q. Wang	44	President and CEO	May 2002 – Present
Elwin Cathcart	81	Secretary	Nov 2001 – Present
Liming Wang	46	Treasurer	Feb 2003 – Present

Ms. Jessica Q. Wang - Director, President and CEO

Ms. Wang has served as the CEO & President of EWRX since May 2002. She has been the Chairman of the Board of Navitex Technology Inc. since 2002 and is the founder and owner of Navitex Canada Inc. since 1999. From 1993 until 2001, Ms. Wang was the Chairman of the Board of Hong Kong Dongling Holding Co.

Over the last ten years, Ms. Wang has applied her specialization of investment evaluation, technical analysis and international management to attain investments and guide several technology, marketing and real estate companies from conception to successful financial operation. Ms. Wang also facilitated access of North American M&A companies to prominent resources in China and promoted the introduction of successful Chinese companies to the North American stock and financial markets. Ms. Wang has been the Honoured Director of Chinese Talented Women’s Association, an association chaired by the former first lady of China. Through this relationship she has developed close connection with a vast network of outstanding Chinese entrepreneurs, and prominent political and academic leaders.

Mr. Elwin Cathcart – Director and Secretary

Mr. Cathcart is the President and owner of Groupmark Canada Limited which was founded in September 1971. He has also served as the CEO of several other public companies. He continues to be involved in several private business enterprises as well as performing consultation services to individuals and companies. Mr. Cathcart was the principle shareholder and CEO of VHSN, a public company, specializing in sales of personal products. He also developed “SMARTCARD,”™ a chip based plastic card for the recording and protection of information, including securing data such as money, account information, etc. This technology was licensed and marketed by several companies and individuals. In the last two decades, Mr. Cathcart developed a number of hotel and resort properties in the North American market. He also developed consumer markets for a variety of products sold by a direct sales network. While still active in several areas of business and consulting, he has retired from his business development activities and entrepreneurial enterprises.

Mr. Liming Wang – Director and Treasurer

Mr. Liming Wang has been a Director and the Treasurer since February 2003. In addition, Mr. Wang was the President of Easy Comfort OP, Inc. from 2001 to 2005. Mr.Wang , a medical doctor and surgeon by profession, is the founder and President of Easy Comfort OP, Inc. which has been actively engaged in the importing and distribution of medical equipment, pharmaceuticals and prosthetic devices throughout China. He provides consultation services to the medical profession and business community.

There are no family relationships between the directors and/or executive officers.

None of the directors or executive officers have been involved in: (a) bankruptcy; (b) criminal proceeding; or (c) any other legal proceeding.

ITEM 6. Executive Compensation

No compensation in any form has been paid to any Officer or Director of the Company from 2002 until the present date.

The Company does, however, expect to eventually compensate its Officers and Directors for their services to the Company. The Company anticipates that it will be in a position to offer its officers a salary and benefits package after the end of the first quarter of 2008. The Directors will be offered a package based upon the number of meetings attended and compensation for past contributions. The exact amount of compensation has not been determined at this time and an outside third party will be consulted for a professional opinion on the matter.

ITEM 7. Certain Relationships and Transactions

Mr. Liming Wang, Director, entered into an agreement whereby he extended a loan to EWRX in the amount of $60,000.00 (the “Loan”). Pursuant to the terms of the Loan, Mr. Wang has the option to convert his loan and the interest thereon into stock. A copy of the loan agreement is attached hereto as Exhibit 4.1. Subsequent to this loan, Mr. Wang and the Company entered into an amendment which is attached as Exhibit 4.2.

Over the first two years of the Loan, the Loan has accrued interest of 16.67% or $10,000. The principal amount of the Loan and half of the interest has already been repaid to Mr. Wang and Mr. Wang has agreed to delay payment of the remaining interest to a date in the future without accruing any additional interest or carrying costs.

Please also see the Auditors notes as accompanying the financial statements for the accounting treatment of such Loan.

ITEM 8. Description of Securities

Common Stock

The Company is authorized to issue 100,000,000 shares of Common Stock with a par value of $0.001 per share. As of February 5, 2008 , there were 100,000,000 shares issued and outstanding. The holders of Common Stock are entitled to one vote for each share held of record on each matter submitted to a vote of stockholders. There is no cumulative voting for election of directors. Subject to the prior rights of any series of Preferred Stock, which may from time to time be outstanding in the future, the holders of Common Stock are entitled to receive pro rata such dividends as may be declared by the Board of Directors out of funds legally available, and, upon the liquidation, dissolution or winding up of the Company, are entitled to share rateably in all assets remaining after payment of liabilities and payment of accrued dividends and liquidation preferences on the Preferred Stock, if any. Holders of Common Stock have no pre-emptive rights and have no rights to convert their Common Stock into any other securities.

Preferred Stock

The Company is authorized to issue up to 500,000 shares of Preferred Stock with a par value of $0.01 per share. The Preferred Stock may be issued in one or more series, the terms of which may be determined at the time of issuance by the Board of Directors, without further action by stockholders, and may include voting rights (including the right to vote as a series on particular matters) preference as to dividends and liquidation, conversion, redemption rights and sinking fund provisions.

There were no Preference Shares issued or outstanding at the date of this submission.

PART II

ITEM 1. Market Price of and Dividends on the Registrant’s Common Equity and Related Stockholder Matters

There is no public trading market for EWRX’s common equity. The following is a chart of high and low prices for the period which EWRX’s stock was traded. These figures are inter-dealer prices, without retail mark-up or mark-down or commissions paid and were obtained from the OTC quotations board.

	HIGH	LOW
2005 – 1st Q	0.004	0.004
2005 – 2nd Q	0.004	0.004
2005 – 3rd Q	0.004	0.003
2005 – 4th Q	0.004	0.004

2006 – 1st Q	0.004	0.003
2006 – 2nd Q	0.003	0.002

There are approximately 537 shareholders of EWRX common stock.

The Company has no fixed dividend policy. The Board of Directors may from time to time consider dividend distribution, however, for the foreseeable future it is anticipated that the Company will use all available cash flow in the financing it’s pursuit of growth.

At the present time there are no options or warrants outstanding and no securities convertible to Common Stock.

ITEM 2. Legal Proceedings

The Registrant is not a party to any pending legal proceeding nor is any of its assets under any legal claim or disagreement.

ITEM 3. Changes in and Disagreement with Accountants

There have been no disagreements on accounting and financial disclosures by the Company during the tenure neither of the current Board of Directors nor, to the knowledge of the Board, at any time from the inception of the Company.

ITEM 4. Recent Sale of Unregistered Securities

The following is a list of all issuances of securities of EWRX over the past three years:

1)	April, 2003, EWRX issued 40 million shares to Navitex Canada Inc. to settle the debt of US$ 40,000; and
2)	March, 2004, EWRX issued 33,873,733 shares to Navitex Canada Inc. to settle the debt of US$ 20,000.

Both of these issuances relate to the Contract between EWRX and Navitex Canada, Inc. for the issuance of 73,873,733 shares which is attached as Exhibit 10.1. The contract states that EWRX will issue 733,837,733 shares to Navitex Canada, Inc. This is a typo and the correct amount of shares is 73,873,733.

These shares were issued in reliance on the exemption under Section 4(2) of the Securities Act of 1933, as amended (the ‘Act’) and were issued as settlement of an outstanding obligation. These shares of our Common Stock qualified for exemption under Section 4(2) of the Securities Act of 1933 since the issuance shares by us did not involve a public offering. The offering was not a ‘public offering’ as defined in Section 4(2) due to the insubstantial number of persons involved in the deal, size of the offering, manner of the offering and number of shares offered.

ITEM 5. Indemnification of Directors and Officers

Pursuant to the By-laws of the Company, Article VI, the Company has agreed to indemnify it’s Directors and Officers, including payment of expenses as they are incurred and in advance of the final disposition of any action, suit or proceedings. The Company, as determined by the Board of Directors, may similarly indemnify employees, agents and other persons.

Additionally, Section 78.7502 of the Nevada Revised Statues authorizes a Nevada corporation to indemnify any director against liability incurred in any proceeding if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. Section 78.751(2) prohibits a Nevada corporation from indemnifying a director in a proceeding by or in the right of the corporation in which the director was adjudged liable to the corporation or in a proceeding in which the director was adjudged liable on the basis that he or she improperly received a personal benefit. Otherwise, Section 78.7502(2) allows indemnification for reasonable expenses incurred in connection with a proceeding by or in the right of a corporation. Unless limited by the Articles of Incorporation, Section 78.7502 permits a director to apply for indemnification to the court conducting the proceeding or another court of competent jurisdiction. Section 78.7502 extends this right to officers of a corporation as well. Unless limited by the Articles of Incorporation, Section 78.7502 requires that a corporation indemnify a director who was successful, on the merits or otherwise, in defending any proceeding to which he or she was a party against reasonable expenses incurred in connection therewith. Section 78.7502 extends this protection to officers of a corporation as well. Pursuant to Section 78.7502(1), the corporation may advance a director’s expenses incurred in defending any proceeding upon receipt of an undertaking and a written affirmation of his or her good faith belief that he or she has met the standard of conduct specified in Section 78.7502(1) . Unless limited by the Articles of Incorporation, Section 78.7502(1) extends this protection to officers, employees, fiduciaries and agents of a corporation as well.

Regardless of whether a director, officer, employee, fiduciary or agent has the right to indemnity under the Nevada Revised Statues, Section 78.7502 allows the corporation to purchase and maintain insurance on his or her behalf against liability resulting from his or her corporate role.

Article VII of the Company’s Articles of Incorporation provides for the mandatory indemnification and reimbursement of any director or executive officer for actions or omissions in such capacity, except for claims or liabilities arising out of his or her own negligence or willful misconduct.

INSOFAR AS INDEMNIFICATION FOR LIABILITIES ARISING UNDER THE SECURITIES ACT OF 1933, AS AMENDED, MAY BE PERMITTED TO DIRECTORS, OFFICERS OR PERSONS CONTROLLING THE COMPANY PURSUANT TO THE FOREGOING PROVISIONS, IT IS THE OPINION OF THE SECURITIES AND EXCHANGE COMMISSION THAT SUCH INDEMNIFICATION IS AGAINST PUBLIC POLICY AS EXPRESSED IN THE ACT AND IS THEREFORE UNENFORCEABLE.

Part F/S

Financial Statements

Audited Financial Statements for the year ended December 31, 2005

Audited Financial Statements for the year ended December 31, 2006

Interim Financial Statements for the period ended March 31, 2007

Interim Financial Statements for the period ended June 30, 2007

Interim Financial Statements for the period ended September 30, 2007

EWRX INTERNET SYSTEMS INC.
(A DEVELOPMENT STAGE COMPANY)

FINANCIAL STATEMENTS

DECEMBER 31, 2005 AND 2004

(EXPRESSED IN U.S. DOLLARS)

F1-i

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Stockholders of
EWRX Internet Systems Inc.

          We have audited the accompanying balance sheets of EWRX Internet Systems Inc. (A Development Stage Company) as of December 31, 2005 and 2004 and the related statements of (loss) earnings, stockholders' deficiency, and cash flows for the years then ended and the period from re-entering the development stage through to December 31, 2005. The financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

          We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform an audit to obtain reasonable assurance whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

          In our opinion, these financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2005 and 2004 and the results of its operations and its cash flows for the years then ended and the period from re-entering the development stage through to December 31, 2005 in conformity with accounting principles generally accepted in the United States of America.

          The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in notes 1 and 2 to the financial statements, the Company is in the development stage, has incurred losses and negative working capital from operations, which raises substantial doubt about its ability to continue as a going concern. Management's plans regarding these matters are described in note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

SF Partnership, LLP

Toronto, Canada	CHARTERED ACCOUNTANTS
November 15, 2006

SF Partnerhip, LLP 4950 Yonge Street, Suite 400, Toronto, Ontario, Canada M2N 6K1 Telephone 416 250 1212 Fax 416 250 1225 email general@sfgroup.ca www.sfgroup.ca	A member of KS International

F1-1

EWRX INTERNET SYSTEMS INC.
(A DEVELOPMENT STAGE COMPANY)
Balance Sheets
December 31, 2005 and 2004
(Expressed in U.S. Dollars)

	2005	2004

ASSETS

Current
Cash	$1,095	$4,523

Total Assets	$1,095	$4,523

LIABILITIES

Current
Accounts payable and accrued charges (note 4)	$204,074	$219,337
Advances from stockholder	21,192	21,858
Loans from related parties (note 5)	63,749	32,085

Total Liabilities	289,015	273,280

STOCKHOLDERS' DEFICIENCY

Capital Stock (note 6)	87,442	87,442

Additional Paid-in Capital	7,200,274	7,200,274

Deficit Accumulated During the Development Stage	(7,575,636)	(7,556,473)

Total Stockholders' Deficiency	(287,920)	(268,757)

Total Liabilities and Stockholders' Deficiency	$1,095	$4,523

(The accompanying notes are an integral part of these financial statements)

F1-2

EWRX INTERNET SYSTEMS INC.
(A DEVELOPMENT STAGE COMPANY)
Statements of (Loss) Earnings
Years Ended December 31, 2005 and 2004, and the Period from
Re-entering the Development Stage Through to December 31, 2005
(Expressed in U.S. Dollars)

			Period from
			Re-entering the
			Development
			Stage Through
			to December 31,
	2005	2004	2005

Expenses
Professional fees	$6,164	$104,444	$132,187
Foreign exchange loss	5,203	460	5,663
Office and general	2,725	-	8,230
Salary and wages	-	-	28,000
Management fees	-	-	15,000

	14,092	104,904	189,080

Loss from Operations	(14,092)	(104,904)	(189,080)

Other (Income) Expenses
Interest and financing charges	5,071	6,436	32,564
Forgiveness of debt (note 5)	-	(1,142,152)	(1,142,152)

Total Other (Income) Expenses	5,071	(1,135,716)	(1,109,588)

(Loss) Earnings Before Income Taxes	(19,163)	1,030,812	920,508

Provision for income taxes (note 7)	-	-	-

Net (Loss) Earnings	$(19,163)	$1,030,812	$920,508

Earnings per Share - Basic and Diluted	$-	$0.01

Weighted Average Number of
Common Stock	100,000,000	92,297,206

(The accompanying notes are an integral part of these financial statements)

F1-3

EWRX INTERNET SYSTEMS INC.
(A DEVELOPMENT STAGE COMPANY)
Statements of Stockholders' Deficiency
From Re-entering the Development Stage
Through to December 31, 2005
(Expressed in U.S. Dollars)

				Deficit
				Accumulated	Accumulated
			Additional	During the	Other	Total
	Number of	Capital	Paid-in	Development	Comprehensive	Stockholders'
	Shares	Stock	Capital	Stage	Loss	Deficiency
Balance, December 31, 2001	20,704,140	$20,704	$6,967,848	$(8,496,144)	$-	$(1,858,224)
Stock issued on settlement
of debt	1,276,227	1,276	197,872	-	-	199,148
Stock issued on Flashback
purchase	3,700,000	3,700	-	-	-	3,700
Stock issued on private
placement	445,900	446	44,144	-	-	44,590
Finance fee	-	-	(9,590)	-	-	(9,590)
Net loss	-	-	-	(71,799)	-	(71,799)
Balance, December 31, 2002	26,126,267	26,126	7,200,274	(8,567,943)	-	(1,341,543)
Stock issued on settlement
of debt	40,000,000	40,000	-			40,000
Net loss	-	-	-	(19,342)	-	(19,342)
Balance, December 31, 2003	66,126,267	66,126	7,200,274	(8,587,285)	-	(1,320,885)
Stock issued on settlement
of debt	33,873,733	21,316	-	-	-	21,316
Net earnings	-	-	-	1,030,812	-	1,030,812

Balance, December 31, 2004	100,000,000	87,442	7,200,274	(7,556,473)	-	(268,757)
Net loss	-	-	-	(19,163)	-	(19,163)
Balance, December 31, 2005	100,000,000	$87,442	$7,200,274	$(7,575,636)	$-	$(287,920)

(The accompanying notes are an integral part of these financial statements)

F1-4

EWRX INTERNET SYSTEMS INC.
(A DEVELOPMENT STAGE COMPANY)
Statements of Cash Flows
Years Ended December 31, 2005 and 2004 and the Period from
Re-entering the Development Stage Through to December 31, 2005
(Expressed in U.S. Dollars)

			Period from
			Re-entering the
			Development
			Stage Through
			to December 31,
	2005	2004	2005
Cash Flows from Operating Activities
Net (loss) earnings	$(19,163)	$1,030,812	$920,508
Expenses recovered	-	(1,142,152)	(1,142,152)

	(19,163)	(111,340)	(221,644)

Changes in working capital
Accounts payable and accrued charges	(15,263)	75,204	114,435
Advances from stockholder	(666)	8,574	5,855

	(15,929)	83,778	120,290

Net cash used in operating activities	(35,092)	(27,562)	(101,354)

Cash Flows from Financing Activities
Proceeds from stock subscriptions	-	-	38,700
Loans from related parties	31,664	32,085	58,835

Net cash provided by financing activities	31,664	32,085	97,535

Net (Decrease) Increase in Cash	(3,428)	4,523	(3,819)
Cash - beginning of year	4,523	-	-

Cash - end of year	$1,095	$4,523	$(3,819)

Supplemental Information:
Cash paid for interest	$5,071	$6,436	$32,564

Cash paid for income taxes	$-	$-	$-
Non-cash Financing Activity:
Stock issued on settlement of debt	$-	$21,316	$260,464

(The accompanying notes are an integral part of these financial statements)

F1-5

EWRX INTERNET SYSTEMS INC.
(A DEVELOPMENT STAGE COMPANY)
Notes to Financial Statements
December 31, 2005 and 2004
(Expressed in U.S. Dollars)

1.	Organization and Development Stage Activities

Organization

EWRX Internet Systems Inc. (the "Company")was incorporated on June 25, 1997 in the State of Nevada.

Development Stage Activities

Starting in 2001, the Company became inactive and its activities have been comprised mainly of administrative matters.

2.	Going Concern

The Company's financial statements are presented on a going concern basis, which contemplates the realization of assets and satisfaction of liabilities in the normal course of business. The financial statements do not include any adjustments that might result from the outcome of this uncertainty. The Company has a negative working capital and a stockholders' deficiency of $283,006 as of December 31, 2005 (2004 - $268,757) and has reported a net loss of $14,249 for the year then ended.

The Company has been, and remains, dependent upon its stockholders and its ability to raise capital by selling equity securities to finance its operations.

The financial statements do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts and classification of liabilities that may result from the possible inability of the Company to continue as a going concern.

3.	Summary of Significant Accounting Policies

The accounting policies of the Company are in accordance with accounting principles generally accepted in the United States of America, and their basis of application is consistent. Outlined below are those policies considered particularly significant:

a)	Use of Estimates

Preparation of financial statements in accordance with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the amounts reported in the financial statements and related notes to financial statements. These estimates are based on management's best knowledge of current events and actions the Company may undertake in the future. Actual results may ultimately differ from these estimates, although management does not believe such changes will materially affect the financial statements in any individual year.

F1-6

EWRX INTERNET SYSTEMS INC.
(A DEVELOPMENT STAGE COMPANY)
Notes to Financial Statements
December 31, 2005 and 2004
(Expressed in U.S. Dollars)

3.	Summary of Significant Accounting Policies (cont'd)

	b)	Financial Instruments

Unless otherwise noted, it is management's opinion that the Company is not exposed to significant interest, currency or credit risks arising from these financial instruments. The carrying amounts of the financial instruments reported on the balance sheet approximate their fair values due to the short-term nature of the instruments.

	c)	Comprehensive Income

The Company adopted Statement of Financial Accounting Standards ("SFAS") No. 130, "Reporting Comprehensive Income." SFAS No. 130 establishes standards for reporting and presentation of comprehensive income and its components in a full set of financial statements. Comprehensive income (loss) is presented in the statements of stockholders' deficiency, and consists of net earnings (losses) and unrealised gains (losses) on available for sale marketable securities; foreign currency translation adjustments and changes in market value of future contracts that qualify as a hedge; and negative equity adjustments recognized in accordance with SFAS No. 87. SFAS No. 130 requires only additional disclosures in the financial statements and does not affect the Company's financial position or results of operations.

	d)	Income Tax

The Company accounts for income taxes pursuant to SFAS No. 109, "Accounting for Income Taxes". Deferred taxes are provided on a liability method whereby deferred tax assets are recognized for deductible temporary differences, and deferred tax liabilities are recognized for taxable temporary differences. Temporary differences are the differences between the reported amounts of assets and liabilities and their tax bases. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized. Deferred tax assets and liabilities are adjusted for the effects of changes in tax laws and rates on the date of enactment.

	e)	(Loss) Earnings per Share

Basic (loss) earnings per share, which does not include any dilutive securities, is computed by dividing the (loss) earnings available to common stockholders by the weighted average number of common shares outstanding during the period as required by SFAS No. 128, "Earnings per Share". In contrast, diluted (loss) earnings per share considers the potential dilution that could occur from other financial instruments that would increase the total number of outstanding shares of common stock. There were no dilutive financial instruments for the years ended December 31, 2005 and 2004.

	f)	Advances from stockholder

The advances have no fixed terms of repayment and bear no interest.

F1-7

EWRX INTERNET SYSTEMS INC.
(A DEVELOPMENT STAGE COMPANY)
Notes to Financial Statements
December 31, 2005 and 2004
(Expressed in U.S. Dollars)

3.	Summary of Significant Accounting Policies (cont'd)

	g)	Foreign Translation Adjustment

The transactions of the Company were translated into U.S. dollars in accordance with the provisions of SFAS No. 52, Foreign Currency Translation. Management has determined that the U.S. dollar is the functional currency of the Company. In accordance with the provisions of SFAS 52, transaction gains and losses are included in the determination of income for the relevant periods.

	h)	Recent Accounting Pronouncements

In February 2006, the FASB issued SFAS No. 155, "Accounting for Certain Hybrid Financial Instruments - an amendment to FASB Statements No. 133 and 140" ("SFAS No. 155"). SFAS No. 155 simplifies the accounting for certain hybrid financial instruments containing embedded derivatives. SFAS No. 155 allows fair value measurement for any hybrid financial instrument that contains an embedded derivative that otherwise would require bifurcation under SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities" ("SFAS No. 133"). In addition, it amends SFAS No. 140, "Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities' ("SFAS No. 140"), to eliminate prohibition on a qualifying special- purpose entity from holding a derivative instrument that pertains to a beneficial interest other than another derivative financial instrument. SFAS No. 155 is effective for all financial instruments acquired, issued, or subject to a re-measurement event occurring after the beginning of the Company's first fiscal year that begins after September 15, 2006. The implementation of SFAS No. 155 is not expected to have material impact of the Company's results of operations and financial position.

In March 2006, the FASB issued SFAS No. 156, "Accounting for Servicing of Financial Assets - an amendment of FASB Statement No. 140" ("SFAS No. 156"). SFAS No. 156 simplifies the accounting for loan servicing rights and the financial instruments used to hedge risks associated with those rights. SFAS No. 156 requires that servicing rights be valued initially at fair value, and subsequently accounted for at either fair value, or amortized over the economic life of the related lease. SFAS No. 156 is effective for fiscal years beginning after September 15, 2006. The implementation of SFAS No. 156 is not expected to have a material impact on the Company's results of operations and financial position.

F1-8

EWRX INTERNET SYSTEMS INC.
(A DEVELOPMENT STAGE COMPANY)
Notes to Financial Statements
December 31, 2005 and 2004
(Expressed in U.S. Dollars)

3.	Summary of Significant Accounting Policies (cont'd)

	h)	Recent Accounting Pronouncements (cont'd)

In April 2006, the FASB issued FASB Staff Position (“FSP”), FASB Interpretation No. (“FIN”) 46 (R)-6, “Determining the Variability to be Considered in Applying FASB Interpretation No. 46 (R)” (“FSP FIN 46(R)-6”). FSP FIN 46(R)-6 provides accounting guidance on how to distinguish between arrangements that create variability (i.e., the risks and rewards) within an entity and arrangements that are subject to that variability (i.e., variable interests). FSP FIN 46(R)-6 is responding to a need for accounting guidance on arrangements that can be either assets or liabilities (e.g., derivative financial instruments). FSP FIN 46(R)-6 is effective for the first fiscal period that begins after June 15, 2006.

In June 2006, the FASB issued FIN No. 48, “Accounting for Uncertainty in Income Taxes, an interpretation of FASB Statement No. 109” (“FIN 48”). FIN 48 clarifies the accounting for uncertainty in income taxes recognized in an enterprise’s financial statements in accordance with FASB Statement No. 109, “Accounting for Income Taxes” (“SFAS 109”). The interpretation prescribes a recognition threshold and measurement attribute for the financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. FIN 48 also provides accounting guidance on derecognition, classification, interest and penalties, accounting in interim periods, disclosure and transition. FIN 48 is effective for fiscal years beginning after December 15, 2006.

4.	Accounts Payable and Accrued Charges

In 2004, the Company successfully negotiated for reductions in amounts owed to certain creditors. These reductions resulted in the recognition of reduction of accounts payable and accrued charges of $1,142,152, which is shown as "forgiveness of debt" in the Statement of (Loss) Earnings.

F1-9

EWRX INTERNET SYSTEMS INC.
(A DEVELOPMENT STAGE COMPANY)
Notes to Financial Statements
December 31, 2005 and 2004
(Expressed in U.S. Dollars)

5.	Loans from Related Parties

At December 31, 2005 and 2004, the Company had outstanding loans from the following related parties:

a)

The Company had loans from Navitex Technology, Inc., a company which is controlled by one of the stockholders of the Company, with an outstanding balance of $7,223 (2004 - $6,085). This loan does not bear interest and has no fixed terms of repayment.

b)

The Company has loans from a director, with outstanding balances of $51,612 (2004 - $26,000). Under a loan agreement, which was effective September 1, 2004, the director was entitled to shares equal to 3% of the authorized stock which was to be issued on April 30, 2005, representing interest on the loan. The Company guaranteed that the value of shares would not be lower than $8,600 ($10,000 Canadian). In the event that the value of shares was below $8,600, the director may elect to receive $8,600 cash in lieu of shares. The director also had the option to convert the entire loan balance into 15% of the authorized stock of the Company for the balance of the principle and interest. The director has elected to receive $10,000 Canadian in lieu of shares which is to be paid along with the principle balance by December 31, 2006.

6.	Capital Stock

Authorized

500,000 preferred shares, at $.01 par value per share 66,126,267 common shares, at $0.001 par value per share 33,873,733 common shares, at $0.00063 par value per share

	2005	2004
Issued and Outstanding
100,000,000 common shares	$87,442	$87,442

During 2004, the Company issued 33,873,733 common shares with a par value of $0.00063 per share to Navitex Canada Inc. to settle debt amounting to $21,316.

F1-10

EWRX INTERNET SYSTEMS INC.
(A DEVELOPMENT STAGE COMPANY)
Notes to Financial Statements
December 31, 2005 and 2004
(Expressed in U.S. Dollars)

7.	Income Taxes

The Company accounts for income taxes in accordance with SFAS No. 109, "Accounting for Income Taxes". SFAS No. 109 prescribes the use of the liability method whereby deferred tax asset and liability account balances are determined based on differences between financial reporting and tax bases of assets and liabilities and are measured using the enacted tax rates. The effects of future changes in tax laws or rates are not anticipated.

Under SFAS No. 109 income taxes are recognized for the following: a) amount of tax payable for the current year, and b) deferred tax liabilities and assets for future tax consequences of events that have been recognized differently in the financial statements than for tax purposes.

The provision for income taxes has been computed as follows:

	2005	2004
Expected income tax recovery (expense) at the
statutory rate of 34%	$6,515	$(350,476)
Tax effect of expenses that are not deductible for
income tax purposes (net of other amounts
deductible for tax purposes)	-	-
Tax effect of differences in the timing of deductibility
of items for income tax purposes:	-	-
Utilization of non-capital tax losses to offset current
taxable income	-	350,476
Valuation allowance	(6,515)	-
Provision for income taxes	$-	$-

F1-11

EWRX INTERNET SYSTEMS INC.
(A DEVELOPMENT STAGE COMPANY)
Notes to Financial Statements
December 31, 2005 and 2004
(Expressed in U.S. Dollars)

7.	Income Taxes (cont'd)

The components of deferred income taxes are as follows:

	2005	2004
Deferred income tax asset:
Net operating loss carryforwards	$2,347,836	$2,341,321
Valuation allowance	(2,347,836)	(2,341,321)
Deferred income taxes	$-	$-

The Company has tax losses available to be applied against future years' income. Due to the losses incurred in the current year and expected future operating results, management determined that it is more likely than not that the deferred tax asset resulting from the tax losses available for carryforward will not be realized through the reduction of future income tax payments. Accordingly, a 100% valuation allowance has been recorded for deferred income tax asset.

F1-12

EWRX INTERNET SYSTEMS INC.
(A DEVELOPMENT STAGE COMPANY)

FINANCIAL STATEMENTS

YEARS ENDED DECEMBER 31, 2006 AND 2005

F2-i

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Stockholders of
EWRX Internet Systems Inc.

          We have audited the accompanying balance sheets of EWRX Internet Systems Inc. ( a development stage company) (the "Company") as of December 31, 2006 and 2005 and the related statements of operations, stockholders' deficit, and cash flows for each of the years in the two-year period ended December 31, 2006 and the period from re-entering the development stage (January 1, 2001) through to December 31, 2006. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

          We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

          In our opinion, these financial statements referred to above present fairly, in all material respects, the financial position of the Company as of December 31, 2006 and 2005 and the results of its operations and its cash flows for the years in the two-year period ended December 31, 2006 and the period from re-entering the development stage (January 1, 2001) through to December 31, 2006 in conformity with accounting principles generally accepted in the United States of America.

          The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in notes 1 and 2 to the financial statements, the Company is in the development stage, has experienced operating losses and negative working capital from operations, which raises substantial doubt about the Company's ability to continue as a going concern. Management's plans regarding these matters are described in note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Toronto, Canada	CHARTERED ACCOUNTANTS
June 19, 2007

F2-1

EWRX INTERNET SYSTEMS INC.
(A DEVELOPMENT STAGE COMPANY)
Balance Sheets
December 31, 2006 and 2005

	2006	2005
ASSETS
Current
Cash	$270	$1,095
Total Current Assets	270	1,095
Total Assets	$270	$1,095
LIABILITIES
Current
Accounts payable	$104,265	$204,074
Accrued liabilities	26,406	-
Advances from director (note 4)	28,551	21,192
Loans from related parties (note 5)	66,462	63,749
Total Current Liabilities	225,684	289,015
Total Liabilities	225,684	289,015
STOCKHOLDERS' DEFICIT
Capital Stock
Preferred stock, 500,000 shares authorized at $0.01 par value per share, none issued and outstanding (2005 - none)
Common stock, 100,000,000 shares authorized, 66,126,267 shares at $0.001 par value, and 33,873,733 shares at $0.00063 par value,
100,000,000 shares issued and outstanding (2005 - 100,000,000)	87,442	87,442
Additional Paid-in Capital	7,200,274	7,200,274
Deficit Accumulated During the Development Stage	(7,513,130)	(7,575,636)
Total Stockholders' Deficit	(225,414)	(287,920)
Total Liabilities and Stockholders' Deficit	$270	$1,095

APPROVED ON BEHALF OF THE BOARD

Director	Director

(The accompanying notes are an integral part of these financial statements.)

F2-2

EWRX INTERNET SYSTEMS INC.
(A DEVELOPMENT STAGE COMPANY)
Statements of Operations
Years Ended December 31, 2006 and 2005, and the Period from
Re-entering the Development Stage (January 1, 2001) Through
to December 31, 2006

			Period from
			Re-entering the
			Development
			Stage (January
			1, 2001) Through
			to December 31,
	2006	2005	2006

Expenses
Office and general	$16,103	$2,725	$24,333
Professional fees	16,024	6,164	148,211
Foreign exchange (gain) loss	(695)	5,203	4,968
Salary and wages	-	-	28,000
Management fees	-	-	15,000

	31,432	14,092	220,512

Loss from Operations	(31,432)	(14,092)	(220,512)

Other Income (Expenses)
Interest and financing charges	(3,466)	(5,071)	(36,030)
Forgiveness of debt (note 6)	97,404	-	1,239,556

Total Other Income (Expenses)	93,938	(5,071)	1,203,526

Earnings (Loss) Before Income Taxes	62,506	(19,163)	983,014

Provision for income taxes (note 7)	-	-	-

Net Earnings (Loss)	$62,506	$(19,163)	$983,014

Earnings (Loss) per Share - Basic and Diluted	$-	$-

Weighted Average Number of
Common Stock Outstanding
During the Year	100,000,000	100,000,000

(The accompanying notes are an integral part of these financial statements.)

F2-3

EWRX INTERNET SYSTEMS INC.
(A DEVELOPMENT STAGE COMPANY)
Statements of Stockholders' Deficit
Years Ended December 31, 2006 and 2005, and the Period from
Re-entering the Development Stage (January 1, 2001) Through
to December 31, 2006

	Capital Stock			Deficit
				Accumulated
			Additional	During the	Total
	Number of		Paid-in	Development	Stockholders'
	Shares	Amount	Capital	Stage	Deficit
Balance, January 1, 2001	17,128,079	$17,128	$6,336,407	$(8,670,214)	$(2,316,679)
Stock issued on settlement
of debt	3,576,061	3,576	631,441	-	635,017
Net loss	-	-	-	174,070	174,070
Balance,
December 31, 2001	20,704,140	20,704	6,967,848	(8,496,144)	(1,507,592)
Stock issued on settlement
of debt	1,276,227	1,276	197,872	-	199,148
Stock issued on Flashback
purchase	3,700,000	3,700	-	-	3,700
Stock issued on private
placement	445,900	446	44,144	-	44,590
Finance fee	-	-	(9,590)	-	(9,590)
Net loss	-	-	-	(71,799)	(71,799)
Balance,
December 31, 2002	26,126,267	26,126	7,200,274	(8,567,943)	(1,341,543)
Stock issued on settlement
of debt	40,000,000	40,000	-		40,000
Net loss	-	-	-	(19,342)	(19,342)
Balance,
December 31, 2003	66,126,267	66,126	7,200,274	(8,587,285)	(1,320,885)
Stock issued on settlement
of debt	33,873,733	21,316	-	-	21,316
Net earnings	-	-	-	1,030,812	1,030,812
Balance,
December 31, 2004	100,000,000	87,442	7,200,274	(7,556,473)	(268,757)
Net loss	-	-	-	(19,163)	(19,163)
Balance,
December 31, 2005	100,000,000	87,442	7,200,274	(7,575,636)	(287,920)
Net earnings	-	-	-	62,506	62,506
Balance,
December 31, 2006	100,000,000	$87,442	$7,200,274	$(7,513,130)	$(225,414)

(The accompanying notes are an integral part of these financial statements.)

F2-4

EWRX INTERNET SYSTEMS INC.
(A DEVELOPMENT STAGE COMPANY)
Statements of Cash Flows
Years Ended December 31, 2006 and 2005 and the Period from
Re-entering the Development Stage (January 1, 2001) Through
to December 31, 2006

			Period from
			Re-entering the
			Development
			Stage (January
			1, 2001) Through
			to December 31,
	2006	2005	2006

Cash Flows from Operating Activities
Net (loss) earnings	$62,506	$(19,163)	$983,014
Adjustments for non-cash item:
Expenses recovered	-	-	(1,142,152)

	62,506	(19,163)	(159,138)
Changes in working capital:
Accounts payable	(99,809)	(15,263)	14,626
Accrued liabilities	26,406	-	26,406

	(73,403)	(15,263)	41,032

Net Cash Used in Operating Activities	(10,897)	(34,426)	(118,106)

Cash Flows from Financing Activities
Proceeds from stock subscriptions	-	-	38,700
Loans from related parties	2,713	31,664	61,548
Advances from director	7,359	(666)	13,214

Net Cash Provided by Financing Activities	10,072	30,998	113,462

Net Decrease in Cash	(825)	(3,428)	(4,644)

Cash - Beginning of Period	1,095	4,523	-

Cash - End of Period	$270	$1,095	$(4,644)

Supplemental Information:

Interest paid	$3,379	$5,071	$32,564

Income taxes paid	$-	$-	$-

Non-cash Financing Activity:

Stock issued on settlement of debt	$-	$-	$260,464

(The accompanying notes are an integral part of these financial statements.)

F2-5

EWRX INTERNET SYSTEMS INC.
(A DEVELOPMENT STAGE COMPANY)
Notes to Financial Statements
December 31, 2006 and 2005

1.	Organization and Development Stage Activities

Organization

EWRX Internet Systems Inc. (the "Company") was incorporated on June 25, 1997 in the state of Nevada.

Development Stage Activities

Starting in 2001, the Company became inactive and its activities have been comprised mainly of administrative matters.

2.	Going Concern

The Company's financial statements are presented on a going concern basis, which contemplates the realization of assets and satisfaction of liabilities in the normal course of business. The Company has a negative working capital of $225,414 (2005 - $287,920) and a stockholders' deficit of $225,414 as of December 31, 2006 (2005 - $287,920).

The Company has been, and remains, dependent upon its stockholders and its ability to raise capital by selling equity securities to finance its operations.

The financial statements do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts and classification of liabilities that may result from the possible inability of the Company to continue as a going concern.

3.	Summary of Significant Accounting Policies

The accounting policies of the Company are in accordance with accounting principles generally accepted in the United States of America, and their basis of application is consistent. Outlined below are those policies considered particularly significant:

	a)	Use of Estimates

Preparation of financial statements in accordance with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the amounts reported in the financial statements and related notes to financial statements. These estimates are based on management's best knowledge of current events and actions the Company may undertake in the future. Actual results may ultimately differ from these estimates, although management does not believe such changes will materially affect the financial statements in any individual year.

F2-6

EWRX INTERNET SYSTEMS INC.
(A DEVELOPMENT STAGE COMPANY)
Notes to Financial Statements
December 31, 2006 and 2005

3.	Summary of Significant Accounting Policies (cont'd)

	b)	Financial Instruments

Unless otherwise noted, it is management's opinion that the Company is not exposed to significant interest, currency or credit risks arising from these financial instruments. The carrying amounts of the financial instruments reported on the balance sheet approximate their fair values due to the short-term nature of the instruments.

	c)	Comprehensive Income

The Company adopted Statement of Financial Accounting Standards ("SFAS") No. 130, "Reporting Comprehensive Income" ("SFAS No. 130"). SFAS No. 130 establishes standards for reporting and presentation of comprehensive income and its components in a full set of financial statements. Comprehensive income (loss) is presented in the statements of stockholders' deficit, and consists of net earnings (losses) and unrealised gains (losses) on available for sale marketable securities; foreign currency translation adjustments and changes in market value of future contracts that qualify as a hedge; and negative equity adjustments recognized in accordance with SFAS No. 87, "Employers' Accounting for Pensions". SFAS No. 130 requires only additional disclosures in the financial statements and does not affect the Company's financial position or results of operations.

	d)	Income Tax

The Company accounts for income taxes pursuant to SFAS No. 109, "Accounting for Income Taxes" ("SFAS No. 109"). Deferred taxes are provided on a liability method whereby deferred tax assets are recognized for deductible temporary differences, and deferred tax liabilities are recognized for taxable temporary differences. Temporary differences are the differences between the reported amounts of assets and liabilities and their tax bases. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized. Deferred tax assets and liabilities are adjusted for the effects of changes in tax laws and rates on the date of enactment.

	e)	Earnings (Loss) per Share

Basic earnings (loss) per share, which does not include any dilutive securities, is computed by dividing the earnings (loss) available to common stockholders by the weighted average number of common shares outstanding during the period as required by SFAS No. 128, "Earnings per Share". In contrast, diluted earnings (loss) per share considers the potential dilution that could occur from other financial instruments that would increase the total number of outstanding shares of common stock. There were no dilutive financial instruments for the years ended December 31, 2006 and 2005.

F2-7

EWRX INTERNET SYSTEMS INC.
(A DEVELOPMENT STAGE COMPANY)
Notes to Financial Statements
December 31, 2006 and 2005

3.	Summary of Significant Accounting Policies (cont'd)

	f)	Foreign Translation Adjustment

The transactions of the Company were translated into U.S. dollars in accordance with the provisions of SFAS No. 52, "Foreign Currency Translation" ("SFAS No. 52"). Management has determined that the U.S. dollar is the functional currency of the Company. In accordance with the provisions of SFAS No. 52, transaction gains and losses are included in the determination of income for the relevant periods.

	g)	Recent Accounting Pronouncements

In February 2006, the Financial Accounting Standards Board ("FASB") issued SFAS No. 155, "Accounting for Certain Hybrid Financial Instruments - an amendment to FASB Statements No. 133 and 140" ("SFAS No. 155"). SFAS No. 155 simplifies the accounting for certain hybrid financial instruments containing embedded derivatives. SFAS No. 155 allows fair value measurement for any hybrid financial instrument that contains an embedded derivative that otherwise would require bifurcation under SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities" ("SFAS No. 133"). In addition, it amends SFAS No. 140, "Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities" ("SFAS No. 140"), to eliminate prohibition on a qualifying special-purpose entity from holding a derivative instrument that pertains to a beneficial interest other than another derivative financial instrument. SFAS No. 155 is effective for all financial instruments acquired, issued, or subject to a re-measurement event occurring after the beginning of the Company's first fiscal year that begins after September 15, 2006. The implementation of SFAS No. 155 is not expected to have a material impact on the Company's results of operations and financial position.

In March 2006, the FASB issued SFAS No. 156, "Accounting for Servicing of Financial Assets - an amendment of FASB Statement No. 140" ("SFAS No. 156"). SFAS No. 156 simplifies the accounting for loan servicing rights and the financial instruments used to hedge risks associated with those rights. SFAS No. 156 requires that servicing rights be valued initially at fair value, and subsequently accounted for at either fair value, or amortized over the economic life of the related lease. SFAS No. 156 is effective for fiscal years beginning after September 15, 2006. The implementation of SFAS No. 156 is not expected to have a material impact on the Company's results of operations and financial position.

F2-8

EWRX INTERNET SYSTEMS INC.
(A DEVELOPMENT STAGE COMPANY)
Notes to Financial Statements
December 31, 2006 and 2005

3.	Summary of Significant Accounting Policies (cont'd)

	g)	Recent Accounting Pronouncements (cont'd)

In April 2006, the FASB issued FASB Staff Position (“FSP”), FASB Interpretation No. (“FIN”) 46(R)-6, “Determining the Variability to be Considered in Applying FASB Interpretation No. 46(R)” (“FSP FIN 46(R)-6”). FSP FIN 46(R)-6 provides accounting guidance on how to distinguish between arrangements that create variability (i.e., the risks and rewards) within an entity and arrangements that are subject to that variability (i.e., variable interests). FSP FIN 46(R)-6 is responding to a need for accounting guidance on arrangements that can be either assets or liabilities (e.g., derivative financial instruments). FSP FIN 46(R)-6 is effective for the first fiscal period that begins after June 15, 2006. The Company is currently reviewing the effect, if any, the proposed guidance will have on its financial statements.

In June 2006, the FASB issued FIN No. 48, “Accounting for Uncertainty in Income Taxes, an interpretation of FASB Statement No. 109” (“FIN 48”). FIN 48 clarifies the accounting for uncertainty in income taxes recognized in an enterprise’s financial statements in accordance with FASB Statement No. 109. The interpretation prescribes a recognition threshold and measurement attribute for the financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. FIN 48 also provides accounting guidance on derecognition, classification, interest and penalties, accounting in interim periods, disclosure and transition. FIN 48 is effective for fiscal years beginning after December 15, 2006. The Company is currently reviewing the effect, if any, the proposed guidance will have on its financial statements.

In September 2006, the FASB issued SFAS No. 157, “Fair Value Measurements”, ("SFAS No. 157") which is effective for calendar year companies on January 1, 2008. The statement defines fair value, establishes a framework for measuring fair value in accordance with generally accepted accounting principles, and expands disclosures about fair value measurements. The statement codifies the definition of fair value as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. The standard clarifies the principle that fair value should be based on the assumptions market participants would use when pricing the asset or liability and establishes a fair value hierarchy that prioritizes the information used to develop those assumptions. The Company is currently assessing the potential impacts of implementing this standard.

F2-9

EWRX INTERNET SYSTEMS INC.
(A DEVELOPMENT STAGE COMPANY)
Notes to Financial Statements
December 31, 2006 and 2005

3.	Summary of Significant Accounting Policies (cont'd)

	g)	Recent Accounting Pronouncements (cont'd)

In February 2007, the FASB issued SFAS No. 159, "The Fair Value Option for Financial Assets and Liabilities" ("SFAS No. 159"), which permits entities to measure many financial instruments and certain other items at fair value that are not currently required to be measured at fair value. An entity would report unrealized gains and losses on items for which the fair value option has been elected in earnings at each subsequent reporting date. The objective is to improve financial reporting by providing entities with the opportunity to mitigate volatility in reported earnings caused by measuring related assets and liabilities differently without having to apply complex hedge accounting provisions. The decision about whether to elect the fair value option is applied instrument by instrument, with a few exceptions; the decision is irrevocable; and it is applied only to entire instruments and not to portions of instruments. The statement requires disclosures that facilitate comparisons (a) between entities that choose different measurement attributes for similar assets and liabilities and (b) between assets and liabilities in the financial statements of an entity that selects different measurement attributes for similar assets and liabilities. SFAS No. 159 is effective for financial statements issued for fiscal years beginning after November 15, 2007. Early adoption is permitted as of the beginning of a fiscal year provided the entity also elects to apply the provisions of SFAS No. 157. Upon implementation, an entity shall report the effect of the first remeasurement to fair value as a cumulative-effect adjustment to the opening balance of retained earnings. Since the provisions of SFAS No. 159 are applied prospectively, any potential impact will depend on the instruments selected for fair value measurement at the time of implementation. The Company does not anticipate that the adoption of this statement will have a material effect on its financial condition or operations.

On May 2, 2007 the FASB issued FASB Interpretation FIN No. 48-1, “Definition of Settlement in FASB Interpretation 48” (“FIN 48-1”). FIN 48-1 amends FIN 48, “Accounting for Uncertainty in Income Taxes—an interpretation of FASB Statement No. 109”, to provide guidance on how an enterprise should determine whether a tax position is effectively settled for the purpose of recognizing previously unrecognized tax benefits. The guidance in FIN 48-1 shall be applied upon the initial adoption of FIN 48. The Company is currently reviewing the effect, if any, the proposed guidance will have on its financial statements.

4.	Advances from Director

Advances from director represents an advance granted by Jessica Q. Wang. Ms. Wang pays for certain administrative expenses and is reimbursed by the Company for payments made. These advances have no fixed terms of repayment, are unsecured, and bear no interest.

F2-10

EWRX INTERNET SYSTEMS INC.
(A DEVELOPMENT STAGE COMPANY)
Notes to Financial Statements
December 31, 2006 and 2005

5.	Loans from Related Parties

At December 31, 2006 and 2005, the Company had outstanding loans from the following related parties:

a)

The Company has a loan from Navitex Technology, Inc., a company which is controlled by a major stockholder of the Company, with an outstanding balance of $6,693 (2005 - $7,223). This loan does not bear interest, is unsecured, and has no fixed terms of repayment.

b)

The Company has loans from a director, with outstanding balances of $59,769 (2005 - $56,526). Under a loan agreement, which was effective September 1, 2004, the director was entitled to shares equal to 3% of the authorized stock which was to be issued on April 30, 2005, representing interest on the loan. The Company guaranteed that the value of shares would not be lower than $8,600 ($10,000 Canadian). In the event that the value of shares was below $8,600, the director may elect to receive $8,600 cash in lieu of shares. The director has elected to receive $8,600 ($10,000 Canadian) in lieu of shares which is to be paid along with the principal balance by June 30, 2007.

6.	Forgiveness of Debt

During the year an amount owing to a vendor of $97,404, which was accrued in accounts payable, was forgiven with a corresponding income inclusion on the statement of operations.

F2-11

EWRX INTERNET SYSTEMS INC.
(A DEVELOPMENT STAGE COMPANY)
Notes to Financial Statements
December 31, 2006 and 2005

7.	Income Taxes

The Company accounts for income taxes in accordance with SFAS No. 109. SFAS No. 109 prescribes the use of the liability method whereby deferred tax asset and liability account balances are determined based on differences between financial reporting and tax bases of assets and liabilities and are measured using the enacted tax rates. The effects of future changes in tax laws or rates are not anticipated.

Under SFAS No. 109 income taxes are recognized for the following: a) amount of tax payable for the current year, and b) deferred tax liabilities and assets for future tax consequences of events that have been recognized differently in the financial statements than for tax purposes.

The provision for income taxes has been computed as follows:

	2006	2005
Expected income tax expense (recovery) at the
statutory rate of 34% (2005 - 34%)	$21,252	$(6,515)
Tax effect of expenses that are not deductible for
income tax purposes (net of other amounts
deductible for tax purposes)	-	-
Tax effect of differences in the timing of
deductibility of items for income tax purposes	-	-
Utilization of non-capital tax losses to offset
current taxable income	(21,252)	-
Valuation allowance	-	6,515
Provision for income taxes	$-	$-

F2-12

EWRX INTERNET SYSTEMS INC.
(A DEVELOPMENT STAGE COMPANY)
Notes to Financial Statements
December 31, 2006 and 2005

7.	Income Taxes (cont'd)

The components of deferred income taxes are as follows:

	2006	2005
Deferred income tax asset:
Net operating loss carryforwards	$2,324,944	$2,347,836
Valuation allowance	(2,324,944)	(2,347,836)

Deferred income taxes	$-	$-

The Company has tax losses available to be applied against future years' income. Due to the operating losses incurred in the current year and expected future operating results, management determined that it is more likely than not that the deferred tax asset resulting from the tax losses available for carryforward will not be realized through the reduction of future income tax payments, accordingly, a 100% valuation allowance has been recorded for deferred income tax asset.

The Company has been deficient in filing its corporate tax returns, accordingly, management has estimated its taxable losses to be approximately $6,838,000, which may be used to offset future Federal taxable income. These losses, if unused, will expire as follows:

2013	$41,000
2014	1,620,000
2015	5,072,000
2017	72,000
2018	19,000
2020	14,000

$6,838,000

The Tax Reform Act of 1986 imposes substantial restrictions on the utilization of net operating losses and tax credits in the event of an "ownership change", as defined by the Internal Revenue Code. Federal and State net operating losses are subject to limitations as a result of these restrictions. Under such circumstances, the Company's ability to utilize its net operating losses against future taxable income may be reduced.

F2-13

EWRX INTERNET SYSTEMS, INC.
(A DEVELOPMENT STAGE COMPANY)

CONTENTS

PAGE	F3-1	CONDENSED BALANCE SHEET AS OF MARCH 31, 2007 (UNAUDITED)

PAGE	F3-2	CONDENSED STATEMENTS OF OPERATIONS FOR THE THREE MONTHS ENDED MARCH 31, 2007 AND 2006 AND FOR THE PERIOD FROM JANUARY 1, 2002 (RE-ENTERING THE DEVELOPMENT STAGE) TO MARCH 31, 2007 (UNAUDITED)

PAGE	F3-3	CONDENSED STATEMENTS OF CASH FLOWS FOR THE THREE MONTHS ENDED MARCH 31, 2007 AND 2006 AND FOR THE PERIOD FROM JANUARY 1, 2002 (RE-ENTERING THE DEVELOPMENT STAGE) TO MARCH 31, 2007 (UNAUDITED)

PAGE	F3-4 - F3-9	NOTES TO CONDENSED FINANCIAL STATEMENTS (UNAUDITED)

F3-i

EWRX Internet Systems, Inc.
(A Development Stage Company)
Condensed Balance Sheet
March 31, 2007
(Unaudited)

ASSETS

Current Assets
Cash	$382
Total Current Assets	382

Total Assets	$382

LIABILITIES AND STOCKHOLDERS' DEFICIENCY

Current Liabilities
Accounts payable	$104,265
Accrued expenses	26,406
Note payable - related party	66,462
Advance payable - director	29,123
Total Current Liabilities	226,256

Commitments and Contingencies

Stockholders' Deficiency
Preferred stock, $.01 par value, 500,000 shares authorized,
none issued and outstanding
Common stock, $0.001 par value; 100,000,000 shares authorized,
shares issued and outstanding	100,000
Additional paid-in capital	7,187,716
Accumulated deficit	(8,496,144)
Earnings accumulated during the development stage	982,554

Total Stockholders' Deficiency	(225,874)

Total Liabilities and Stockholders' Deficiency	$382

See accompanying notes to condensed financial statements
F3-1

EWRX Internet Systems, Inc.
(A Development Stage Company)
Condensed Statements of Operations
(Unaudited)

			For the Period from January 1, 2002
	For the Three Months Ended March 31,		(Re-entering the Development Stage)
	2007	2006	to March 31, 2007

Operating Expenses
Office and general	$463	$4,026	$24,796
Professional fees	-	-	148,211
Foreign exchange (gain)/loss	(3)	(32)	4,965
Salary and wages	-	-	28,000
Management Fees	-	-	15,000
Total Operating Expenses	460	3,994	220,972

Net Loss from Operations	(460)	(3,994)	(220,972)

Other Expense
Interest Expense	-	(923)	(36,030)
Management Fees	-	97,404	1,239,556
Total Operating Income (Expenses)	-	96,481	1,203,526

Provision for Income Taxes	-	-	-

Net Income / (Loss)	$(460)	$92,487	$982,554

Net Income / (Loss) Per Share - Basic and Diluted	$(0.00)	$0.00

Weighted average number of shares outstanding
during the period - basic and diluted	100,000,000	100,000,000

See accompanying notes to condensed financial statements
F3-2

EWRX Internet Systems, Inc.
(A Development Stage Company)
Condensed Statements of Cash Flows
(Unaudited)

			For the Period from January 1, 2002
	For the Three Months Ended March 31,		(Re-entering the Development Stage)
	2007	2006	to March 31, 2007
Cash Flows From Operating Activities:
Net Income / (Loss)	$(460)	$92,487	$982,554
Adjustments to reconcile net income / (loss) to net cash used in operations
Non cash item - expenses recovered	-	-	(1,142,152)
Changes in operating assets and liabilities:
Increase in accrued expenses	-	-	26,406
(Decrease) / Increase in accounts payable	-	(93,853)	14,626
Net Cash Used In Operating Activities	(460)	(1,366)	(118,566)

Cash Flows From Financing Activities:
Proceeds from issuance of common stock	-	-	38,700
Advances from directors	572	1,563	13,786
Loans from related parties	-	887	66,462
Net Cash Provided by Financing Activities	572	2,450	118,948

Net Increase in Cash	112	1,084	382

Cash at Beginning of Period/Year	270	1,095	-

Cash at End of Period/Year	$382	$2,179	$382

Supplemental disclosure of cash flow information:

Cash paid for interest	$-	$924	$32,564
Cash paid for taxes	$-	$-	$-

See accompanying notes to condensed financial statements
F3-3

EWRX INTERNET SYSTEMS, INC.
(A DEVELOPMENT STAGE COMPANY)
NOTES TO CONDENSED FINANCIAL STATEMENTS
AS OF MARCH 31, 2007
(UNAUDITED)

NOTE 1	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES AND ORGANIZATION

(A) Basis of Presentation

The accompanying unaudited condensed financial statements have been prepared in accordance with accounting principles generally accepted in The United States of America and the rules and regulations of the Securities and Exchange Commission for interim financial information. Accordingly, they do not include all the information necessary for a comprehensive presentation of financial position and results of operations.

It is management's opinion, however that all material adjustments (consisting of normal recurring adjustments) have been made which are necessary for a fair financial statements presentation. The results for the interim period are not necessarily indicative of the results to be expected for the year.

Activities since re-entering the development stage have been comprised mainly of administrative matters.

(B) Organization

EWRX Internet Systems, Inc. (the Company) was incorporated on June 25, 1997 in the State of Nevada. The Company re-entered the development stage on January 1, 2002.

(C) Cash and Cash Equivalents

For purposes of the cash flow statements, the Company considers all highly liquid investments with original maturities of three months or less at the time of purchase to be cash equivalents.

(D) Use of Estimates

In preparing financial statements in conformity with generally accepted accounting principles, management is required to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements and revenues and expenses during the reported period. Actual results could differ from those estimates.

(E) Income / (Loss) Per Share

Basic and diluted net loss per common share is computed based upon the weighted average common shares outstanding as defined by Financial Accounting Standards No. 128,

F3-4

EWRX INTERNET SYSTEMS, INC.
(A DEVELOPMENT STAGE COMPANY)
NOTES TO CONDENSED FINANCIAL STATEMENTS
AS OF MARCH 31, 2007
(UNAUDITED)

“Earnings per Share.” As of March 31, 2007 and 2006, respectively, there were no common share equivalents outstanding.

(F) Income Taxes

The Company accounts for income taxes under the Statement of Financial Accounting Standards No. 109, “Accounting for Income Taxes” (“Statement 109”). Under Statement 109, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. Under Statement 109, the effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

(G) Business Segments

The Company operates in one segment and therefore segment information is not presented.

(H) Recent Accounting Pronouncements

In September 2006, the FASB issued SFAS No. 157, “Fair Value Measurements”. The objective of SFAS 157 is to increase consistency and comparability in fair value measurements and to expand disclosures about fair value measurements. SFAS 157 defines fair value, establishes a framework for measuring fair value in generally accepted accounting principles, and expands disclosures about fair value measurements. SFAS 157 applies under other accounting pronouncements that require or permit fair value measurements and does not require any new fair value measurements. The provisions of SFAS No. 157 are effective for fair value measurements made in fiscal years beginning after November 15, 2007. The adoption of this statement is not expected to have a material effect on the Company's future reported financial position or results of operations.

In February 2007, the Financial Accounting Standards Board (FASB) issued SFAS No. 159, “The Fair Value Option for Financial Assets and Financial Liabilities – Including an Amendment of FASB Statement No. 115”. This statement permits entities to choose to measure many financial instruments and certain other items at fair value. Most of the provisions of SFAS No. 159 apply only to entities that elect the fair value option. However, the amendment to SFAS No. 115 “Accounting for Certain Investments in Debt and Equity Securities” applies to all entities with available-for-sale and trading securities. SFAS No. 159 is effective as of the beginning of an entity’s first fiscal year that begins after November 15, 2007. Early adoption is permitted as of the beginning of a fiscal year that begins on or before November 15, 2007, provided the entity also elects to apply the provision of SFAS No. 157, “Fair Value Measurements”. The adoption of this statement did not have a material effect on the Company's financial statements.

F3-5

EWRX INTERNET SYSTEMS, INC.
(A DEVELOPMENT STAGE COMPANY)
NOTES TO CONDENSED FINANCIAL STATEMENTS
AS OF MARCH 31, 2007
(UNAUDITED)

NOTE 2	STOCKHOLDERS’ DEFICIENCY

(A) Common Stock Issued for Purchase of Software

During 2002, the Company issued 3,700,000 shares of common stock in association with the purchase of computer software. In association with the purchase of the software, the Company has agreed to pay the seller a royalty fee of 7% of gross sales. As of March 31, 2007, the Company has not made any sales of the software that would result in the payment of a royalty fee.

(B) Common Stock Issued for Debt

During 2001, the Company issued 3,576,061 shares of common stock in order to settle debt amounting to $635,017. ($0.1776 per share)

During 2002, the Company issued 1,276,227 shares of common stock in order to settle debt amounting to $199,148. ($0.1560 per share)

During 2003, the Company issued 40,000,000 of stock in order to settle debt amounting to $40,000. ($0.0010 per share)

During 2004, the Company issued 33,873,733 of stock in order to settle debt amounting to $21,316. ($0.0006 per share)

F3-6

EWRX INTERNET SYSTEMS, INC.
(A DEVELOPMENT STAGE COMPANY)
NOTES TO CONDENSED FINANCIAL STATEMENTS
AS OF MARCH 31, 2007
(UNAUDITED)

(C) Stock Issued for Cash

During 2002, the company issued 445,900 shares of stock for $44,590 in conjunction with a private placement offer less a finance fee of $9,590 for a net cash value of $35,000. ($0.0785 per share)

(D) Amendment to Articles of Incorporation

During 1999, the Company amended its Articles of Incorporation to change the name of the corporation and provide for an increase in its authorized share capital. The name of the Company was changed from Europa Resources, Inc. to EWRX Internet Systems, Inc. The authorized capital stock increased to 100,000,000 common shares at a par value of $0.001 per share.

NOTE 3	RELATED PARTY TRANSACTIONS

Advances from director represent an advance granted by Jessica Q. Wang. Ms Wang pays for certain administrative expenses and is reimbursed by the Company. These advances have no fixed terms or repayment, are unsecured, and bear no interest. During 2007, Ms. Wang has advanced the company $572 for purposes of paying operating expenses on behalf of the Company. As of March 31, 2007, the Company has loans from Ms. Wang with an outstanding balance of $29,123.

As of March 31, 2007, the Company has loans from Navitax Technology, Inc., a company which is controlled by one of the stockholders of the Company, with an outstanding balance of $6,693. These loans have no fixed terms or repayment, are unsecured, and bear no interest.

As of March 31, 2007, the Company has loans from a director with an outstanding balance of $59,769. Under a loan agreement, effective September 1, 2004, the director was entitled to shares equal to 3% of the authorized stock which was to be issued on April 30, 2005, representing the interest on the loan. The Company guaranteed that the value of the shares would not be lower than USD $8,600 (CAD $10,000). In the event that the value of the shares fall below USD $8,600 (CAD $10,000), the director may elect to receive USD $8,600 in lieu of shares. The director has elected to receive USD $8,600 (CAD $10,000) in lieu of shares which is to be paid along with the principle balance by June 30, 2007.

In the second quarter of 2007, the Company repaid one of its directors the principal amount of $59,769 and one half of the interest. As of June 30, 2007, the Company owed $4,693 to this director representing one half of guaranteed interest.

F3-7

EWRX INTERNET SYSTEMS, INC.
(A DEVELOPMENT STAGE COMPANY)
NOTES TO CONDENSED FINANCIAL STATEMENTS
AS OF MARCH 31, 2007
(UNAUDITED)

NOTE 4	GOING CONCERN

As reflected in the accompanying unaudited financial statements, the Company is in the development stage with no operations, a net loss of $460 for the quarter ended March 31, 2007, a stockholder’s deficiency of $225,874, a working capital deficiency of $225,874, and cash used in operations from re-entering the development stage of $118,566. This raises substantial doubt about its ability to continue as a going concern. The ability of the Company to continue as a going concern has been, and remains, dependent on advances from its stockholders and the Company’s ability to raise additional capital. The financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern.

NOTE 5	SUBSEQUENT EVETNS

In the second quarter of 2007, the Company repaid one of its directors the principal amount of $59,769 and one half of the interest. As of June 30, 2007, the Company owed $4,693 to this director representing one half of guaranteed interest.

F3-8

EWRX INTERNET SYSTEMS, INC.
(A DEVELOPMENT STAGE COMPANY)

CONTENTS

PAGE	F4-1	CONDENSED BALANCE SHEET AS OF JUNE 30, 2007 (UNAUDITED)

PAGE	F4-2	CONDENSED STATEMENTS OF OPERATIONS FOR THE THREE AND SIX MONTHS ENDED JUNE 30, 2007 AND 2006 AND FOR THE PERIOD FROM JANUARY 1, 2002 (RE-ENTERING THE DEVELOPMENT STAGE) TO JUNE 30, 2007 (UNAUDITED)

PAGE	F4-3	CONDENSED STATEMENTS OF CASH FLOWS FOR THE SIX MONTHS ENDED JUNE 30, 2007 AND 2006 AND FOR THE PERIOD FROM JANUARY 1, 2002 (RE-ENTERING THE DEVELOPMENT STAGE) TO JUNE 30, 2007 (UNAUDITED)

PAGES	F4-4 to F4-7	NOTES TO CONDENSED FINANCIAL STATEMENTS (UNAUDITED)

F4-i

EWRX Internet Systems, Inc.
(A Development Stage Company)
Condensed Balance Sheet
June 30, 2007
(Unaudited)

ASSETS

Current Assets
Cash	$603
Total Current Assets	603

Total Assets	$603

LIABILITIES AND STOCKHOLDERS' DEFICIENCY

Current Liabilities
Accounts payable	$104,265
Accrued expenses	26,406
Note payable - related party	11,414
Advance payable - director	87,248
Total Current Liabilities	229,333

Commitments and Contingencies

Stockholders' Deficiency
Preferred stock, $.01 par value, 500,000 shares authorized,
none issued and outstanding
Common stock, $0.001 par value; 100,000,000 shares authorized,
issued and outstanding	100,000
Additional paid-in capital	7,187,716
Accumulated deficit	(8,496,144)
Earnings accumulated during the development stage	979,698

Total Stockholders' Deficiency	(228,730)

Total Liabilities and Stockholders' Deficiency	$603

See accompanying notes to condensed financial statements
F4-1

EWRX Internet Systems, Inc.
(A Development Stage Company)
Condensed Statements of Operations
(Unaudited)

					For the Period from January 1, 2002
	For the Three Months Ended June 30,		Six Months Ended June 30,		(Re-entering the Development Stage)
	2007	2006	2007	2006	to June 30, 2007

Operating Expenses
Office and general	$490	$3,815	$953	$7,841	$25,286
Professional fees	1,118	1,323	1,118	1,323	149,329
Foreign exchange (gain)/loss	1,248	(58)	1,245	(90)	6,213
Salary and wages	-	-	-	-	28,000
Management Fees	-	-	-	-	15,000
Total Operating Expenses	2,856	5,080	3,316	9,074	223,828

Net Loss from Operations	(2,856)	(5,080)	(3,316)	(9,074)	(223,828)

Other Expense
Interest Expense	-	(943)	-	(1,866)	(36,030)
Management Fees	-	-	-	97,404	1,239,556
Total Operating Income (Expenses)	-	(943)	-	95,538	1,203,526

Provision for Income Taxes	-	-	-	-	-

Net Income / (Loss)	$(2,856)	$(6,023)	$(3,316)	$86,464	$979,698

Net Income / (Loss) Per Share - Basic and Diluted	$(0.00)	$(0.00)	$(0.00)	$0.00

Weighted average number of shares outstanding
during the period - basic and diluted	100,000,000	100,000,000	100,000,000	100,000,000

See accompanying notes to condensed financial statements
F4-2

EWRX Internet Systems, Inc.
(A Development Stage Company)
Condensed Statements of Cash Flows
(Unaudited)

			For the Period from January 1, 2002
	For the Six Months Ended June 30,		(Re-entering the Development Stage)
	2007	2006	to June 30, 2007
Cash Flows From Operating Activities:
Net Income / (Loss)	$(3,316)	$86,464	$979,698
Adjustments to reconcile net income / (loss) to net cash used in operations
Non cash item - expenses recovered	-	-	(1,142,152)
Changes in operating assets and liabilities:
Increase in accrued expenses	-	-	26,406
(Decrease) / Increase in accounts payable	-	(90,302)	14,626
Net Cash Used In Operating Activities	(3,316)	(3,838)	(121,422)

Cash Flows From Financing Activities:
Proceeds from issuance of common stock	-	-	38,700
Advances from directors	58,697	3,149	71,911
Loans from related parties	(55,048)	1,774	11,414
Net Cash Provided by Financing Activities	3,649	4,923	122,025

Net Increase in Cash	333	1,085	603

Cash at Beginning of Period/Year	270	1,095	-

Cash at End of Period/Year	$603	$2,180	$603

Supplemental disclosure of cash flow information:

Cash paid for interest	$3,912	$943	$36,476
Cash paid for taxes	$-	$-	$-

See accompanying notes to condensed financial statements
F4-3

EWRX INTERNET SYSTEMS, INC.
(A DEVELOPMENT STAGE COMPANY)
NOTES TO CONDENSED FINANCIAL STATEMENTS
AS OF JUNE 30, 2007
(UNAUDITED)

NOTE 1	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES AND ORGANIZATION

(A) Basis of Presentation

The accompanying unaudited condensed financial statements have been prepared in accordance with accounting principles generally accepted in The United States of America and the rules and regulations of the Securities and Exchange Commission for interim financial information. Accordingly, they do not include all the information necessary for a comprehensive presentation of financial position and results of operations.

It is management's opinion, however that all material adjustments (consisting of normal recurring adjustments) have been made which are necessary for a fair financial statements presentation. The results for the interim period are not necessarily indicative of the results to be expected for the year.

Activities since re-entering the development stage have been comprised mainly of administrative matters.

(B) Organization

EWRX Internet Systems, Inc. (the Company) was incorporated on June 25, 1997 in the State of Nevada. The Company re-entered the development stage on January 1, 2002.

(C) Cash and Cash Equivalents

For purposes of the cash flow statements, the Company considers all highly liquid investments with original maturities of three months or less at the time of purchase to be cash equivalents.

(D) Use of Estimates

In preparing financial statements in conformity with generally accepted accounting principles, management is required to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements and revenues and expenses during the reported period. Actual results could differ from those estimates.

(E) Income / (Loss) Per Share

Basic and diluted net loss per common share is computed based upon the weighted average common shares outstanding as defined by Financial Accounting Standards No. 128,

F4-4

EWRX INTERNET SYSTEMS, INC.
(A DEVELOPMENT STAGE COMPANY)
NOTES TO CONDENSED FINANCIAL STATEMENTS
AS OF JUNE 30, 2007
(UNAUDITED)

“Earnings per Share.” As of June 30, 2007 and 2006, respectively, there were no common share equivalents outstanding.

(F) Income Taxes

The Company accounts for income taxes under the Statement of Financial Accounting Standards No. 109, “Accounting for Income Taxes” (“Statement 109”). Under Statement 109, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. Under Statement 109, the effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

(G) Business Segments

The Company operates in one segment and therefore segment information is not presented.

(H) Recent Accounting Pronouncements

In September 2006, the FASB issued SFAS No. 157, “Fair Value Measurements”. The objective of SFAS 157 is to increase consistency and comparability in fair value measurements and to expand disclosures about fair value measurements. SFAS 157 defines fair value, establishes a framework for measuring fair value in generally accepted accounting principles, and expands disclosures about fair value measurements. SFAS 157 applies under other accounting pronouncements that require or permit fair value measurements and does not require any new fair value measurements. The provisions of SFAS No. 157 are effective for fair value measurements made in fiscal years beginning after November 15, 2007. The adoption of this statement is not expected to have a material effect on the Company's future reported financial position or results of operations.

In February 2007, the Financial Accounting Standards Board (FASB) issued SFAS No. 159, “The Fair Value Option for Financial Assets and Financial Liabilities – Including an Amendment of FASB Statement No. 115”. This statement permits entities to choose to measure many financial instruments and certain other items at fair value. Most of the provisions of SFAS No. 159 apply only to entities that elect the fair value option. However, the amendment to SFAS No. 115 “Accounting for Certain Investments in Debt and Equity Securities” applies to all entities with available-for-sale and trading securities. SFAS No. 159 is effective as of the beginning of an entity’s first fiscal year that begins after November 15, 2007. Early adoption is permitted as of the beginning of a fiscal year that begins on or before November 15, 2007, provided the entity also elects to apply the

F4-5

EWRX INTERNET SYSTEMS, INC.
(A DEVELOPMENT STAGE COMPANY)
NOTES TO CONDENSED FINANCIAL STATEMENTS
AS OF JUNE 30, 2007
(UNAUDITED)

provision of SFAS No. 157, “Fair Value Measurements”. The adoption of this statement did not have a material effect on the Company's financial statements.

NOTE 2	STOCKHOLDERS’ DEFICIENCY

(A) Common Stock Issued for Purchase of Software

During 2002, the Company issued 3,700,000 shares of common stock in association with the purchase of computer software. In association with the purchase of the software, the Company has agreed to pay the seller a royalty fee of 7% of gross sales. As of June 30, 2007, the Company has not made any sales of the software that would result in the payment of a royalty fee.

(B) Common Stock Issued for Debt

During 2001, the Company issued 3,576,061 shares of common stock in order to settle debt amounting to $635,017. ($0.1776 per share)

During 2002, the Company issued 1,276,227 shares of common stock in order to settle debt amounting to $199,148. ($0.1560 per share)

During 2003, the Company issued 40,000,000 of stock in order to settle debt amounting to $40,000. ($0.0010 per share)

During 2004, the Company issued 33,873,733 of stock in order to settle debt amounting to $21,316. ($0.0006 per share)

(C) Stock Issued for Cash

During 2002, the company issued 445,900 shares of stock for $44,590 in conjunction with a private placement offer less a finance fee of $9,590 for a net cash value of $35,000. ($0.0785 per share)

(D) Amendment to Articles of Incorporation

During 1999, the Company amended its Articles of Incorporation to change the name of the corporation and provide for an increase in its authorized share capital. The name of the Company was changed from Europa Resources, Inc. to EWRX Internet Systems, Inc. The authorized capital stock increased to 100,000,000 common shares at a par value of $0.001 per share.

F4-6

EWRX INTERNET SYSTEMS, INC.
(A DEVELOPMENT STAGE COMPANY)
NOTES TO CONDENSED FINANCIAL STATEMENTS
AS OF JUNE 30, 2007
(UNAUDITED)

NOTE 3	RELATED PARTY TRANSACTIONS

Advances from director represent an advance granted by Jessica Q. Wang. Ms Wang pays for certain administrative expenses and is reimbursed by the Company. These advances have no fixed terms or repayment, are unsecured, and bear no interest. During 2007, Ms. Wang has advanced the company $58,697 for purposes of paying operating expenses on behalf of the Company. As of June 30, 2007, the Company has loans from Ms. Wang with an outstanding balance of $87,248.

As of June 30, 2007, the Company has loans from Navitax Technology, Inc., a company which is controlled by one of the stockholders of the Company, with an outstanding balance of $6,693. These loans have no fixed terms or repayment, are unsecured, and bear no interest.

As of June 30, 2007, the Company has loans from a director with an outstanding balance of $4,721. Under a loan agreement, effective September 1, 2004, the director was entitled to shares equal to 3% of the authorized stock which was to be issued on April 30, 2005, representing the interest on the loan. The Company guaranteed that the value of the shares would not be lower than USD $8,600 (CAD $10,000). In the event that the value of the shares fall below USD $8,600 (CAD $10,000), the director may elect to receive USD $8,600 in lieu of shares. In the second quarter of 2007, the Company repaid one of its directors the principal amount of $59,769 and one half of the interest. As of June 30, 2007, the amount owed of $4,721 to this director represents one half of the guaranteed interest.

NOTE 4	GOING CONCERN

As reflected in the accompanying unaudited financial statements, the Company is in the development stage with no operations, a net loss of $3,316 for the six months ended June 30, 2007, a stockholder’s deficiency of $228,730, a working capital deficiency of $228,730, and cash used in operations from re-entering the development stage of $121,422. This raises substantial doubt about its ability to continue as a going concern. The ability of the Company to continue as a going concern has been, and remains, dependent on advances from its stockholders and the Company’s ability to raise additional capital. The financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern.

F4-7

EWRX INTERNET SYSTEMS, INC.
(A DEVELOPMENT STAGE COMPANY)

CONTENTS

PAGE	F5-1	CONDENSED BALANCE SHEET AS OF SEPTEMBER 30, 2007 (UNAUDITED)

PAGE	F5-2

CONDENSED STATEMENTS OF OPERATIONS FOR THE THREE AND NINE MONTHS ENDED SEPTEMBER 30, 2007 AND 2006 AND FOR THE PERIOD FROM JANUARY 1, 2002 (RE-ENTERING THE DEVELOPMENT STAGE) TO SEPTEMBER 30, 2007 (UNAUDITED)

PAGE	F5-3	CONDENSED STATEMENTS OF CASH FLOWS FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2007 AND 2006 AND FOR THE PERIOD FROM JANUARY 1, 2002 (RE-ENTERING THE DEVELOPMENT STAGE) TO SEPTEMBER 30, 2007 (UNAUDITED)

PAGES	F5-4 – F5-7	NOTES TO CONDENSED FINANCIAL STATEMENTS (UNAUDITED)

F5-i

EWRX Internet Systems, Inc.
(A Development Stage Company)
Condensed Balance Sheet
September 30, 2007
(Unaudited)

ASSETS

Current Assets
Cash	$92
Total Current Assets	92

Total Assets	$92

LIABILITIES AND STOCKHOLDERS' DEFICIENCY

Current Liabilities
Accounts payable	$104,265
Accrued expenses	20,708
Note payable - related party	11,733
Advance payable - director	93,150
Total Current Liabilities	229,856

Commitments and Contingencies

Stockholders' Deficiency
Preferred stock, $.01 par value, 500,000 shares authorized,
none issued and outstanding
Common stock, $0.001 par value; 100,000,000 shares authorized,
shares issued and outstanding	100,000
Additional paid-in capital	7,187,716
Accumulated deficit	(8,496,144)
Earnings accumulated during the development stage	978,664

Total Stockholders' Deficiency	(229,764)

Total Liabilities and Stockholders' Deficiency	$92

See accompanying notes to condensed financial statements
F5-1

EWRX Internet Systems, Inc.
(A Development Stage Company)
Condensed Statements of Operations
(Unaudited)

					For the Period from January 1, 2002
	For the Three Months Ended September 30,		Nine Months Ended September 30,		(Re-entering the Development Stage)
	2007	2006	2007	2006	to September 30, 2007

Operating Expenses
Office and general	$755	$3,815	$1,708	$11,656	$26,041
Professional fees	-	-	1,118	1,323	149,329
Foreign exchange (gain)/loss	279	(40)	1,524	(130)	6,492
Salary and wages	-	-	-	-	28,000
Management Fees	-	-	-	-	15,000
Total Operating Expenses	1,034	3,775	4,350	12,849	224,862

Net Loss from Operations	(1,034)	(3,775)	(4,350)	(12,849)	(224,862)

Other Expense
Interest Expense	-	(955)	-	(2,821)	(36,030)
Management Fees	-	-	-	97,404	1,239,556
Total Operating Income (Expenses)	-	(955)	-	94,583	1,203,526

Provision for Income Taxes	-	-	-	-	-

Net Income / (Loss)	$(1,034)	$(4,730)	$(4,350)	$81,734	$978,664

Net Income / (Loss) Per Share - Basic and Diluted	$(0.00)	$(0.00)	$(0.00)	$0.00

Weighted average number of shares outstanding
during the period - basic and diluted	100,000,000	100,000,000	100,000,000	100,000,000

See accompanying notes to condensed financial statements
F5-2

EWRX Internet Systems, Inc.
(A Development Stage Company)
Condensed Statements of Cash Flows
(Unaudited)

			For the Period from January 1, 2002
	For the Nine Months Ended September 30,		(Re-entering the Development Stage)
	2007	2006	to September 30, 2007
Cash Flows From Operating Activities:
Net Income / (Loss)	$(4,350)	$81,734	$978,664
Adjustments to reconcile net income / (loss) to net cash used in operations
Non cash item - expenses recovered	-	-	(1,142,152)
Changes in operating assets and liabilities:
Increase / (Decrease) in accrued liabilities	(5,698)	-	20,708
Increase / (Decrease) in accounts payable	-	(86,751)	14,626
Net Cash Used In Operating Activities	(10,048)	(5,017)	(128,154)

Cash Flows From Financing Activities:
Proceeds from issuance of common stock	-	-	38,700
Advances from directors	64,599	3,149	77,813
Loans from related parties	(54,729)	2,662	11,733
Net Cash Provided by Financing Activities	9,870	5,811	128,246

Net Increase (Decrease) in Cash	(178)	794	92

Cash at Beginning of Period/Year	270	1,095	-

Cash at End of Period/Year	$92	$1,889	$92

Supplemental disclosure of cash flow information:

Cash paid for interest	$-	$955	$36,476
Cash paid for taxes	$-	$-	$-

See accompanying notes to condensed financial statements
F5-3

EWRX INTERNET SYSTEMS, INC.
(A DEVELOPMENT STAGE COMPANY)
NOTES TO CONDENSED FINANCIAL STATEMENTS
AS OF SEPTEMBER 30, 2007
(UNAUDITED)

NOTE 1	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES AND ORGANIZATION

(A) Basis of Presentation

The accompanying unaudited condensed financial statements have been prepared in accordance with accounting principles generally accepted in The United States of America and the rules and regulations of the Securities and Exchange Commission for interim financial information. Accordingly, they do not include all the information necessary for a comprehensive presentation of financial position and results of operations.

It is management's opinion, however that all material adjustments (consisting of normal recurring adjustments) have been made which are necessary for a fair financial statements presentation. The results for the interim period are not necessarily indicative of the results to be expected for the year.

Activities since re-entering the development stage have been comprised mainly of administrative matters.

(B) Organization

EWRX Internet Systems, Inc. (the Company) was incorporated on June 25, 1997 in the State of Nevada. The Company re-entered the development stage on January 1, 2002.

(C) Cash and Cash Equivalents

For purposes of the cash flow statements, the Company considers all highly liquid investments with original maturities of three months or less at the time of purchase to be cash equivalents.

(D) Use of Estimates

In preparing financial statements in conformity with generally accepted accounting principles, management is required to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements and revenues and expenses during the reported period. Actual results could differ from those estimates.

(E) Income / (Loss) Per Share

Basic and diluted net loss per common share is computed based upon the weighted average common shares outstanding as defined by Financial Accounting Standards No. 128,

F5-4

EWRX INTERNET SYSTEMS, INC.
(A DEVELOPMENT STAGE COMPANY)
NOTES TO CONDENSED FINANCIAL STATEMENTS
AS OF SEPTEMBER 30, 2007
(UNAUDITED)

“Earnings per Share.” As of September 30, 2007 and 2006, respectively, there were no common share equivalents outstanding.

(F) Income Taxes

The Company accounts for income taxes under the Statement of Financial Accounting Standards No. 109, “Accounting for Income Taxes” (“Statement 109”). Under Statement 109, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. Under Statement 109, the effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

(G) Business Segments

The Company operates in one segment and therefore segment information is not presented.

(H) Recent Accounting Pronouncements

In September 2006, the FASB issued SFAS No. 157, “Fair Value Measurements”. The objective of SFAS 157 is to increase consistency and comparability in fair value measurements and to expand disclosures about fair value measurements. SFAS 157 defines fair value, establishes a framework for measuring fair value in generally accepted accounting principles, and expands disclosures about fair value measurements. SFAS 157 applies under other accounting pronouncements that require or permit fair value measurements and does not require any new fair value measurements. The provisions of SFAS No. 157 are effective for fair value measurements made in fiscal years beginning after November 15, 2007. The adoption of this statement is not expected to have a material effect on the Company's future reported financial position or results of operations.

In February 2007, the Financial Accounting Standards Board (FASB) issued SFAS No. 159, “The Fair Value Option for Financial Assets and Financial Liabilities – Including an Amendment of FASB Statement No. 115”. This statement permits entities to choose to measure many financial instruments and certain other items at fair value. Most of the provisions of SFAS No. 159 apply only to entities that elect the fair value option. However, the amendment to SFAS No. 115 “Accounting for Certain Investments in Debt and Equity Securities” applies to all entities with available-for-sale and trading securities. SFAS No. 159 is effective as of the beginning of an entity’s first fiscal year that begins after November 15, 2007. Early adoption is permitted as of the beginning of a fiscal year that begins on or before November 15, 2007, provided the entity also elects to apply the

F5-5

EWRX INTERNET SYSTEMS, INC.
(A DEVELOPMENT STAGE COMPANY)
NOTES TO CONDENSED FINANCIAL STATEMENTS
AS OF SEPTEMBER 30, 2007
(UNAUDITED)

provision of SFAS No. 157, “Fair Value Measurements”. The adoption of this statement did not have a material effect on the Company's financial statements.

NOTE 2	STOCKHOLDERS’ DEFICIENCY

(A) Common Stock Issued for Purchase of Software

During 2002, the Company issued 3,700,000 shares of common stock in association with the purchase of computer software. In association with the purchase of the software, the Company has agreed to pay the seller a royalty fee of 7% of gross sales. As of September 30, 2007, the Company has not made any sales of the software that would result in the payment of a royalty fee.

(B) Common Stock Issued for Debt

During 2001, the Company issued 3,576,061 shares of common stock in order to settle debt amounting to $635,017. ($0.1776 per share)

During 2002, the Company issued 1,276,227 shares of common stock in order to settle debt amounting to $199,148. ($0.1560 per share)

During 2003, the Company issued 40,000,000 of stock in order to settle debt amounting to $40,000. ($0.0010 per share)

During 2004, the Company issued 33,873,733 of stock in order to settle debt amounting to $21,316. ($0.0006 per share)

(C) Stock Issued for Cash

During 2002, the company issued 445,900 shares of stock for $44,590 in conjunction with a private placement offer less a finance fee of $9,590 for a net cash value of $35,000. ($0.0785 per share)

(D) Amendment to Articles of Incorporation

During 1999, the Company amended its Articles of Incorporation to change the name of the corporation and provide for an increase in its authorized share capital. The name of the Company was changed from Europa Resources, Inc. to EWRX Internet Systems, Inc. The authorized capital stock increased to 100,000,000 common shares at a par value of $0.001 per share.

F5-6

EWRX INTERNET SYSTEMS, INC.
(A DEVELOPMENT STAGE COMPANY)
NOTES TO CONDENSED FINANCIAL STATEMENTS
AS OF SEPTEMBER 30, 2007
(UNAUDITED)

NOTE 3	RELATED PARTY TRANSACTIONS

Advances from director represent an advance granted by Jessica Q. Wang. Ms Wang pays for certain administrative expenses and is reimbursed by the Company. These advances have no fixed terms or repayment, are unsecured, and bear no interest. During 2007, Ms. Wang has advanced the company $64,599 for purposes of paying operating expenses on behalf of the Company. As of September 30, 2007, the Company has loans from Ms. Wang with an outstanding balance of $93,150.

As of September 30, 2007, the Company has loans from Navitax Technology, Inc., a company which is controlled by one of the stockholders of the Company, with an outstanding balance of $6,693. These loans have no fixed terms or repayment, are unsecured, and bear no interest.

As of September 30, 2007, the Company has loans from a director with an outstanding balance of $5,040. Under a loan agreement, effective September 1, 2004, the director was entitled to shares equal to 3% of the authorized stock which was to be issued on April 30, 2005, representing the interest on the loan. The Company guaranteed that the value of the shares would not be lower than USD $8,600 (CAD $10,000). In the event that the value of the shares fall below USD $8,600 (CAD $10,000), the director may elect to receive USD $8,600 in lieu of shares. In the second quarter of 2007, the Company repaid one of its directors the principal amount of $59,769 and one half of the interest. As of September 30, 2007, the amount owed of $5,040 to this director represents one half of the guaranteed interest.

NOTE 4	GOING CONCERN

As reflected in the accompanying unaudited financial statements, the Company is in the development stage with no operations, a net loss of $4,350 for the nine months ended September 30, 2007, a stockholder’s deficiency of $229,764, a working capital deficiency of $229,764, and cash used in operations from re-entering the development stage of $128,154. This raises substantial doubt about its ability to continue as a going concern. The ability of the Company to continue as a going concern has been, and remains, dependent on advances from its stockholders and the Company’s ability to raise additional capital. The financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern.

F5-7

Part III.                     EXHIBITS INDEX

ITEM 1. Index to Exhibits

3(i).1	Articles of Incorporation of Europa Resources Inc. (1)
3(i).2	Certificate of Amendment to Articles of Incorporation (1)
3(ii)	Europa Resources Inc. Bylaws (1)
4.1	Loan agreement ($ 60,000) between Ewrx and Liming Wang (1)
4.2	Statement of loan outstanding by Liming Wang (1)
10.1	Software Purchase Agreement (Flashback) (1)
10.2	First Amendment to Software Purchase Agreement (1)
10.3	Second Amendment to Software Purchase Agreement (1)
10.4	$1M Debt Settlement Agreement with Derrick Walker Racing Inc. (1)
10.5	Agreement between NCI and EWRX regarding purchase of Instant Recall (1)
99.1	Notice to iMusic International Inc. regarding the misrepresenting (1)
99.2	Certificate of Existence with Status in Good Standing (2007) (1)

(1) All exhibits attached hereto are referred to and incorporated herein by reference to Amendment No. 2 to the Form 10-SB filed on November 19, 2007.

SIGNATURES

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

Ewrx Internet Systems Inc.

Date: February 8, 2008	By: /s/ Jessica Q. Wang

Jessica Q. Wang
President & CEO
EWRX Internet Systems Inc.